UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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UTEK Corporation

(Name of Registrant as Specified in Its Charter)

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UTEK CORPORATION

2109 Palm Avenue

Tampa, Florida 33605

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders on July 8, 2010, at 9:00 a.m., local time, at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605. You will be asked to consider and vote upon the following proposals:

•	to elect nine (9) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

•	to ratify the selection of Pender Newkirk & Company LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2010;

•	to approve an amendment to the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance;

•	to approve the adoption of the Company’s Restricted Stock Plan;

•	to approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name to Innovaro, Inc.;

•

to approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals; and

•	to transact such other business as may properly come before the meeting.

All stockholders are encouraged to vote their shares, either by voting in person at the Annual Meeting of Stockholders or by completing, signing, dating and returning the proxy card enclosed.

We look forward to seeing you, and would like to take this opportunity to remind you that your vote is very important.

Sincerely,

/s/ Douglas Schaedler
Douglas Schaedler
Chief Executive Officer

Tampa, Florida

May 28, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on July 8, 2010.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2009 are available on the Internet at www.innovaro.com under the “Annual Reports” in the Investor Relations section of our web site.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters; and

•	Information about attending the meeting and voting in person.

UTEK CORPORATION

2109 Palm Avenue

Tampa, Florida 33605

(813) 754-4330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of UTEK Corporation:

The 2009 Annual Meeting of Stockholders of UTEK Corporation (the “Company” or “UTEK”) will be held at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605 on July 8, 2010, at 9:00 a.m., local time, for the following purposes:

1. To elect nine (9) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2. To ratify the selection of Pender Newkirk & Company LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2010;

3. To approve an amendment to the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance;

4. To approve the adoption of the Company’s Restricted Stock Plan;

5. To approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name to Innovaro, Inc.;

6. To approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals; and

7. To transact such other business as may properly come before the meeting.

You have the right to receive notice and to vote at the annual meeting if you were a stockholder of record at the close of business on May 10, 2010. Whether or not you expect to be present in person at the annual meeting, please sign the enclosed proxy and return it promptly in the envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By Order of the Board of Directors,

/s/ Carole R. Wright
Carole R. Wright
Corporate Secretary

Tampa, Florida

May 28, 2010

This is an important annual meeting. To ensure proper representation at the annual meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the annual meeting, you still may attend the meeting and vote your shares in person.

Page
General Information	1
Voting Information	1
Corporate Governance	4
Security Ownership	10
Director Compensation	11
Proposal 1: Election of Directors	13
Proposal 2: Ratification of selection of Independent Registered Public Accounting Firm	17
Proposal 3: Approval to Amend the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance	19
Proposal 4: Approval of the Adoption of the Company’s Restricted Stock Plan	23
Proposal 5: Approval to Amend the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name to Innovaro, Inc.	26
Proposal 6: Approval to Adjourn the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals	27
Executive Compensation	28
Compensation Committee Report	35
Certain Relationships and Transactions	39
Section 16(a) Beneficial Ownership Reporting Compliance	39
Other Business	40
2011 Annual Meeting of Stockholders	40
Exhibit A—Amended and Restated Employee Stock Option Plan	A-1
Exhibit B—Restricted Stock Plan	B-1

UTEK CORPORATION

2109 Palm Avenue

Tampa, Florida 33605

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UTEK Corporation (the “Company” or “UTEK”) for use at the Company’s 2010 Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, July 8, 2010, at 9:00 a.m., local time, at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605 and at any adjournments thereof. This proxy statement and the accompanying proxy card are first being sent to stockholders on or about May 28, 2010.

We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the executed proxy card, the shares covered by the proxy card will be voted for the election of the nominees as directors and for the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the Company’s Corporate Secretary in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If a broker, bank, or other institution or nominee holds your shares for your account, you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

VOTING INFORMATION

Purpose of Meeting

At the Meeting, you will be asked to vote on the following proposals:

1. To elect nine (9) directors of the Company who will serve for one (1) year, or until their successors are elected and qualified;

2. To ratify the selection of Pender Newkirk & Company LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2010;

3. To approve an amendment to the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance;

4. To approve the adoption of the Company’s Restricted Stock Plan;

5. To approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name to Innovaro, Inc.;

6. To approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals; and

7. To transact such other business as may properly come before the Meeting.

Voting Securities

You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on May 10, 2010 (the “Record Date”). On April 12, 2010, there were 11,797,140 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

Quorum Required

The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of the Company’s common stock, issued and outstanding as of May 10, 2010, will constitute a quorum. As of April 12, 2010, there were 11,797,140 shares of the Company’s common stock outstanding. Therefore, the presence of the holders of the Company’s common stock representing at least 5,898,571 votes will be required to establish a quorum. Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

Vote Required

Election of Directors. The affirmative vote of a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to elect the nine (9) nominees as directors. This means that the nine (9) nominees will be elected if they receive more affirmative votes than any other person. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote. Votes that are withheld or broker non-votes will have no effect on the outcome of the vote on this proposal.

Ratification of selection of Independent Registered Public Accounting Firm. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required for the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2010. Therefore, an abstention from voting on this proposal will have the effect of a negative vote with respect to such proposal.

Approval to Amend the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a vote “Against” this proposal. Broker non-votes are treated as present but not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of this proposal.

Approval of the Adoption of the Company’s Restricted Stock Plan. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a vote “Against” this proposal. Broker non-votes are treated as present but not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of this proposal.

Approval to Amend the Company’s Amended and Restated Certificate of Incorporation to change the Company’s name to Innovaro, Inc. The affirmative vote of the majority of the outstanding shares entitled to vote at the Meeting is required to approve this proposal. Abstentions and broker non-votes will be counted as a vote “Against” this proposal.

Approval to Adjourn the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote at the Meeting is required to approve this proposal. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a vote “Against” this proposal. Broker non-votes are treated as present but not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of this proposal.

Information Regarding this Solicitation

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and the proxy card. The Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or regular employees of the Company (without special compensation therefore).

Voting and Revocation of Proxies

If a stockholder is a corporation or partnership, the accompanying proxy card must be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to the voting of the proxy, by written notice to the Company’s Corporate Secretary, by a later-dated proxy signed and returned by mail or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

CORPORATE GOVERNANCE

The Company’s business and affairs are managed under the direction of the Board of Directors of the Company. The Board of Directors elects the Company’s officers, who serve at the discretion of the Board of Directors.

Director Independence

In accordance with NYSE Amex rules, the Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with the independence requirements set forth in the NYSE Amex listing standards.

Based on these standards, at its meeting held on March 18, 2010, the Board of Directors determined that each of the following non-employee director nominees is an independent director of the Company as required by the listing standards of the NYSE Amex and has no relationship with the Company, except as a director and stockholder of the Company:

•	Mark Berset

•	Kwabena Gyimah-Brempong

•	Holly Callen Hamilton

•	John Micek III

•	Charles Pope

•	Mark Radcliffe

•	Keith A. Witter

Subsequent to the Board’s independence determination, the Company entered into a limited liability company agreement to form Verdant Ventures Advisors, LLC. John Micek is a member of two limited liability companies that are also parties to the Verdant Ventures Advisors, LLC agreement. As a result, John Micek is no longer an independent director.

In addition, the two remaining director nominees, Douglas Schaedler and Henry Chesbrough are not independent directors under the NYSE Amex listing standards due to their positions with the Company. Mr. Schaedler is an officer of the Company and Mr. Chesbrough is a paid consultant whose income from the Company exceeds the threshold to be deemed an independent director.

Nominations for Directors

Identifying Candidates

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm, if necessary.

Qualifications

The Nominating and Corporate Governance Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. The Nominating and Corporate Governance Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board of Directors. The Nominating and Corporate Governance Committee will only consider as candidates for director individuals who possess a high level of ethics, integrity and values, and who are committed to representing the long-term interests of our stockholders. Such candidates must be able to make a significant contribution to the governance of our Company by virtue of their business and financial expertise, educational and professional background. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company, and the disciplines represented by incumbent directors. In evaluating candidates for nomination as a director, the Governance Committee will also consider other criteria, including geographical representation, independence, practical wisdom, mature judgment and having sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a director. One or more of our directors is required to possess the education or experience required to qualify as an audit committee financial expert as defined in the applicable rules of the Securities and Exchange Commission. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints and a diverse mix of the specific criteria above.

Stockholder Recommendation of Nominees

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and any other applicable law, rule or regulation regarding director nominations. Stockholders may submit candidates for nomination to our Board of Directors by writing to: Nominating and Corporate Governance Committee of the Board of Directors, UTEK Corporation, 2109 Palm Avenue, Tampa. Florida 33605. When submitting a nomination to us for consideration, a stockholder must provide certain information about each person whom the stockholder proposes to nominate for election as a director, including: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, or the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by the proposed nominee’s written consent to be named as a nominee and to serve as a director if elected.

Board, Committee and Director Evaluations

The Nominating and Corporate Governance Committee oversees the evaluation of the board as a whole and its committees, as well as individual evaluations of those directors who are being considered for possible re-nomination to the board. The evaluation process occurs annually.

The Board’s Leadership Structure

The Company’s current board leadership structure separates the board chair and principal executive officer roles into two positions. Keith Witter is the Chairman of the Board and Douglas Schaedler is the Chief Executive Officer. At times in the past, the Company’s board leadership structure has had both positions combined. The Company determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. After considering these factors, the Company determined that separating the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time.

Historically, the Company has had a Chairman of the Board of Directors that was also an officer of the Company. In conjunction therewith, the Company has had a Lead Director who was responsible for leading meetings of non-management directors, facilitating communications between the non-management directors and the Chairman of the Board of Directors, providing guidance to the Chairman of the Board of Directors regarding the agenda for Board meetings and other matters. Now that the Company has a Chairman of the Board of Directors that is an independent director, it does not require the guidance of a Lead Director.

The Board’s Role in Risk Oversight

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, and reputational risks. The Board and its Committees oversee risks associated with their respective principal areas of focus, as summarized below. Each Committee is in regular communication with key management personnel and representatives of outside advisors.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating and long-term strategic plan (including matters affecting capital allocation); major litigation and regulatory exposures and other current matters that may present material risk to the Company’s operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, and disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Corporate Governance	Risks and exposures in programs and policies relating to legal compliance; health, safety, and environment; ethics; corporate governance; and director succession planning.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s Corporate Secretary. However, if stockholders feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to an individual director(s) or to the Company’s Board of Directors, c/o Corporate Secretary, UTEK Corporation, 2109 Palm Avenue, Tampa, Florida 33605. All stockholder communications received by the Company’s Corporate Secretary in this manner will be delivered to the individual director(s) or to the Company’s Board of Directors.

The Chairman of the Board of Directors, Keith A. Witter, is an independent director and has been designated by the Board of Directors to preside at the executive sessions of the independent directors. If interested parties wish to make a concern known to the independent directors, they may do so in a writing addressed to the Chairman of the Board, UTEK Corporation, 2109 Palm Avenue, Tampa, Florida 33605.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics, which is the Company’s code of ethics applicable to all directors, executive officers and employees, embodies the Company’s principles and practices relating to the ethical conduct of the Company’s business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business. The Code of Business Conduct and Ethics is available on the Company’s website at www.innovaro.com. The Code of Business Conduct and Ethics is also available in print to any stockholder or other interested party who requests it from the Company.

Meetings of the Board of Directors and Committees

The Company’s Board of Directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The charters for the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee can be found on the Company’s website at www.innovaro.com. During 2009, the Board of Directors held nineteen board meetings. All directors have attended at least 75% of the aggregate number of meetings of the Board of Directors and applicable committee meetings on which each director served, except for Francis Maude who attended 58% of the board meetings. The Company requires each director to make a diligent effort to attend all board and committee meetings, as well as each annual meeting of stockholders. Each of the directors was present at the Company’s 2009 Annual Meeting of Stockholders with the exception of Francis Maude. Mr. Maude resigned from his position on the Board in December 2009.

Membership on Board Committees

This table lists the three committees of the Company’s Board of Directors, the directors who currently serve on them, and the number of committee meetings held in 2009.

Audit Committee (4)	Compensation Committee (4)	Governance and Nominating Committee (3)
Mr. Pope (Chair)	Ms. Callen Hamilton (Chair)	Ms. Callen Hamilton (Chair)
Mr. Gyimah-Brempong	Mr. Berset	Mr. Radcliffe
Mr. Berset	Mr. Radcliffe	Mr. Pope

Audit Committee

The responsibilities of the Audit Committee are described in the Audit Committee’s charter. The Audit Committee provides assistance to the Board of Directors by:

•	monitoring the integrity of the consolidated financial statements of the Company;

•	monitoring compliance by the Company with legal and regulatory requirements and the Company’s Code of Business Conduct and Ethics; and

•	evaluating and monitoring the qualifications, independence and performance of the Company’s registered independent public accounting firm.

All members of the Audit Committee are independent directors as required by the listing standards of the NYSE Amex. The Board of Directors has determined that Mr. Pope is an “audit committee financial expert,” as defined by Item 407 of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).

Report of the Audit Committee

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls, and audit functions. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s 2009 audited consolidated financial statements with management.

The Audit Committee discussed with the registered independent public accounting firm, Pender Newkirk & Company LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received from Pender Newkirk & Company LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the firm’s communications with the audit committee concerning independence from the Company and its management. In addition, the Audit Committee has discussed with Pender Newkirk & Company LLP the firm’s independence from the Company and its management.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

The Audit Committee

Charles Pope, Chairman

Mark Berset
Kwabena Gyimah-Brempong

Compensation Committee

All members of the Compensation Committee are independent directors as required by the listing standards of the NYSE Amex. The Compensation Committee operates pursuant to a charter approved by the Board of Directors. The Compensation Committee reviews and approves annual salaries and bonuses for all officers, reviews, approves and recommends to the Board of Directors the terms and conditions of any employee benefit plans or changes thereto, administers the Company’s stock option plans and carries out the responsibilities required by the rules of the NYSE Amex. The processes and procedures by which the Compensation Committee considers and determines executive officer compensation are described in the Compensation Discussion and Analysis section included in this proxy statement. While the Compensation Committee oversees the Company’s executive compensation program, the Nominating and Governance Committee has the authority to oversee the compensation and benefits of non-employee directors and make recommendations on such matters to the Board of Directors for approval.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2009 were Mr. Maude, Mr. Berset and Ms. Callen Hamilton. Mr. Radcliffe replaced Mr. Maude as a member of the Compensation Committee following Mr. Maude’s resignation from the Board of Directors in December 2009. None of the members of the Compensation Committee is a current or former officer or employee of the Company. None of the members of the Compensation Committee has any relationship required to be disclosed under this section.

Nominating and Corporate Governance Committee

All members of the Nominating and Corporate Governance Committee are independent directors as required by the listing standards of the NYSE Amex. The Nominating and Corporate Governance Committee has the responsibility of recommending to the Board of Directors nominees to fill vacancies in the Board of Directors, strengthening the Board of Directors’ oversight of management, and monitoring compliance with the Company’s corporate governance guidelines. The Company’s corporate governance guidelines are available on the Company’s website at www.innovaro.com. The Nominating and Corporate Governance Committee also has the responsibility for providing the evaluation of director performance, bringing to the Board of Directors recommendations for the membership of the committees of the Board of Directors, and recommending to the Board of Directors a successor to the Chief Executive Officer when a vacancy occurs through retirement or otherwise.

Executive Officers

The following information pertains to the Company’s executive officers who are not directors or director nominees of the Company.

Sam Reiber, J.D., 63, has served as the Company’s Vice President since December 2000 and has served as the Company’s General Counsel since 1997. Mr. Reiber was also appointed Chief Compliance Officer in February 2010. Mr. Reiber served as a director from May 1998 until February 2010. Mr. Reiber has been in private practice in Tampa, Florida for thirty-two years. He received a Bachelor’s degree in economics from the University of Minnesota in 1969 and a Juris Doctor from the William Mitchell College of Law in 1974.

Carole R. Wright, C.P.A., 48, has served as the Company’s Secretary and Treasurer since June 1999 and as the Company’s Chief Financial Officer since March 2003. Ms. Wright also served as Chief Financial Officer of the Company from June 1999 until February 2001. Ms. Wright has been a partner with Myers & Wright, P.A., an accounting firm located in Tampa, Florida for twenty-three years. She received her Bachelor of Science degree in accounting from the University of Tampa.

Peter Skarzynski, 48, has served as Managing Director of Strategos, a division of the Company, since April 2008. Mr. Skarzynski was a Director (1996-1999), CEO (1999-2003) and then Chairman and Chief Executive Officer of Strategos, Inc., until the purchase of Strategos by the Company in 2008. Prior to Strategos, Mr. Skarzynski served as a Vice President at Gemini Consulting / The MAC Group. Mr. Skarzynski has more than twenty-five years of experience in strategic consulting. Mr. Skarzynski received a Bachelor’s degree in both economics and policy studies from The College of The University of Chicago and an M.B.A. in both finance and marketing from The University of Chicago, Graduate School of Business.

SECURITY OWNERSHIP

The following table sets forth certain information as of April 12, 2010, with respect to the beneficial ownership of the Company’s common stock by (i) each person known to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (ii) each of the Company’s executive officers and directors and (iii) all of the Company’s executive officers and directors as a group. A person has beneficial ownership over shares of the Company’s common stock if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as described below.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage Beneficially Owned
Directors:
Douglas Schaedler	75,000	(2)	*
Henry Chesbrough	—		*
Mark Berset	107,678	(3)	*
Kwabena Gyimah-Brempong	27,500	(4)	*
Holly Callen Hamilton	2,000	(5)	*
John Micek III	32,850	(6)	*
Charles Pope	—		*
Mark Radcliffe	—		*
Keith A. Witter	13,315	(7)	*

Executive Officers:
Sam Reiber	53,150	(8)	*
Carole R. Wright	45,750	(9)	*
Peter Skarzynski	5,000	(10)	*
All directors and executive officers as a group	362,243		3.1%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each person listed in this table is c/o UTEK Corporation, 2109 Palm Avenue, Tampa, Florida 33605.

(2)	Includes 75,000 shares of common stock issuable upon exercise of options held by Mr. Schaedler.

(3)	Includes 6,250 shares of common stock issuable upon exercise of options held by Mr. Berset, 71,428 shares of common stock held by Mr. Berset and his wife, jointly by the entireties, 20,000 shares of common stock held by Mr. Berset and 10,000 shares held by his wife.

(4)	Includes 27,500 shares of common stock held by Dr. Gyimah-Brempong and his wife.

(5)	Includes 300 shares of common stock held by Ms. Callen Hamilton and 1,700 shares held by her husband’s IRA.

(6)	Includes 13,350 shares of common stock held by Mr. Micek and 19,500 shares held by Silicon Prairie Partners, LP. Mr. Micek is the managing director of Silicon Prairie Partners, LP.

(7)	Includes 7,315 shares of common stock held by Mr. Witter, 1,000 shares of common stock held by his wife and 5,000 shares held by Mr. Witter’s IRA.

(8)	Includes 40,500 shares of common stock held by Mr. Reiber, 7,500 shares of common stock held by Mr. Reiber’s IRA, 50% ownership of 6,100 shares of common stock held in the name of Linsky & Reiber, and 2,100 shares held by the Moses Reiber Trust. Mr. Reiber was formerly a partner with Linsky & Reiber, a law firm in Tampa, Florida and is a co-trustee of the Moses Reiber Trust.

(9)	Includes 1,750 shares of common stock held by Ms. Wright’s IRA, 14,000 shares of common stock held in the name of Myers and Wright, PA, an accounting firm of which Ms. Wright is a partner, and 30,000 shares of common stock issuable upon the exercise of options held by Ms. Wright.

(10)	Includes 5,000 shares of common stock issuable upon exercise of options held by Mr. Skarzynski.

DIRECTOR COMPENSATION

The following table sets forth compensation that the Company paid during the fiscal year ended December 31, 2009 to its non-employee directors. The Company does not separately compensate directors who are employees for services as a director.

Fees payable to the non-employee directors for serving in the various positions on the Board of Directors were as follows for the fiscal year ended December 31, 2009:

Position	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Director Annual Retainer Fees	$4,000	$4,000	$4,000	$4,000
Lead Director	7,500
Chairman of the Board		15,000	15,000	19,500
Audit Committee Member	5,000	5,000	5,000	2,500
Audit Committee Chairman	7,500	7,500	7,500	5,000
Compensation Committee Member	750	750	750	750
Compensation Committee Chairman	1,250	1,250	1,250	1,875
Nominating and Corporate Governance Committee Member	500	500	500	750
Nominating and Corporate Governance Committee Chairman	2,500	2,500	2,500	1,875

Non-employee directors are also eligible for stock option awards under the Company’s Amended and Restated Non-Qualified Stock Option Plan, originally adopted in 2000 (the “2000 Plan”), upon joining the Board of Directors. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with their service. The Company does not provide retirement benefits, perquisites or other benefits to non-employee directors. The Company paid compensation to its non-employee directors as follows for the fiscal year ended December 31, 2009.

Name and Position	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)	All Other Compensation	Total
Arthur Chapnik(4)	$8,500	$—	$—	$8,500
Director
Mark Berset	6,250	36,398	—	42,648
Director
Kwabena Gyimah-Brempong	27,000	—	—	27,000
Director
Holly Callen Hamilton	27,000	—	—	27,000
Director
Francis Maude(5)	14,500	—	—	14,500
Director
John Micek III	44,000	—	—	44,000
Director
Keith A. Witter	80,000	—	—	80,000
Chairman of the Board

(1)	Any non-employee director that is elected or appointed to the Company’s Board of Directors will receive options to purchase 25,000 shares of common stock upon his or her election or appointment, with options to purchase 6,250 shares of common stock vested at the time of grant and an option to purchase an additional 6,250 shares of common stock vesting on each anniversary of the grant for three consecutive years.

(2)

Amounts shown are the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation. For a discussion of the assumptions made in such valuation, see

Note 9 to the Company’s 2009 audited consolidated financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2010.

(3)	The aggregate number of stock options outstanding for each of our directors as of December 31, 2009 is provided in the table below:

Director	Number of Options Outstanding
Mark Berset	25,000
Kwabena Gyimah-Brempong	—
Holly Callen Hamilton	—
Francis Maude(5)	25,000
John Micek	—
Keith A. Witter	—

(4)	Mr. Chapnik did not stand for re-election to the Company’s Board of Directors upon the expiration of his term at the 2009 Annual Meeting of Stockholders on July 16, 2009.

(5)	Mr. Maude resigned on December 31, 2009 and will not stand for re-election to the Company’s Board of Directors. All options held by Mr. Maude were forfeited on March 31, 2010 due to his resignation in December 2009.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors are elected for a term of one year expiring at the following annual meeting of stockholders. Directors serve until their successors are elected and qualified. The current directors, Mark Berset, Kwabena Gyimah-Brempong, Henry Chesbrough, Holly Callen Hamilton, John Micek III, Charles Pope, Mark Radcliffe and Keith A. Witter have been nominated by the Nominating and Corporate Governance Committee for election for a one-year term expiring in 2010. In addition, the Nominating and Corporate Governance Committee has nominated the Company’s Chief Executive Officer, Douglas Schaedler, for election for a one-year term expiring in 2010. Each person being nominated as a director has agreed to serve as a director if elected and has consented to be named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

Voting for Directors

The affirmative vote of a plurality of the votes cast at the Meeting is required to elect the nine (9) nominees as directors. This means that the nine (9) nominees will be elected if they receive more affirmative votes than any other person. Because each director nominee is running unopposed, any nominee can be elected upon any affirmative vote regardless of whether such nominee receives more than 50% of the stockholder vote.

A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy for the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons nominated as replacements. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote.

Thereafter, the Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board of Directors’ action regarding whether to accept the resignation offer.

However, if each member of the Nominating and Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

However, if the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Information about the Nominees

Set forth below is information, as of March 31, 2010, regarding each individual who is being nominated for election as a director by the stockholders at the Meeting, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, and the year in which each person became a director of the Company. As the information that follows indicates, each nominee brings strong and unique experience, qualifications, attributes, and skills to the Board. This provides the Board, collectively, with competence, experience, and perspective in a variety of areas, including: (i) corporate governance and board service; (ii) executive management, finance, and accounting; (iii) venture capital financing with a technology-related focus; (iv) business acumen; and (v) an ability to exercise sound judgment.

Moreover, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The business address of each nominee and director listed below is c/o UTEK Corporation, 2109 Palm Avenue, Tampa, Florida 33605.

Douglas Schaedler, 38, was appointed as the Company’s Chief Executive Officer on November 19, 2009 and has served as a director since February 16, 2009. He previously served as the Company’s President from February 16, 2009 until November 19, 2009, the Company’s Chief Operating Officer and Chief Compliance Officer from July 10, 2004 until February 15, 2009, and the Company’s Vice President from March 15, 2004 until July 9, 2004. Prior to joining the Company, Mr. Schaedler served as a Principal at Praxis, a telecom and software investment firm, and he was the Director of Corporate and Strategic Development at Verticalnet, Inc., a provider of supply management solutions to companies. Mr. Schaedler is also a founder of BuyersUnite, an innovative purchasing aggregation firm. Mr. Schaedler received a B.A. in economics from Tufts University and an M.B.A. in finance from the University of Chicago, Graduate School of Business. He is a Chartered Financial Analyst (CFA). Mr. Schaedler brings valuable experience in intellectual property licensing, innovation strategic consulting services as well as managing growth oriented companies.

Mark Berset, 63, has served as a director since July 2009. Mr. Berset currently serves as the Chief Executive Officer of Comegys Insurance, a family owned insurance agency. Mr. Berset is also the Chief Executive Officer of the Strategic Agency Network of Tampa Bay. He is also a member of the Board of Directors at Northstar Bank Holding Company and the immediate past President of the Bayfront Hospital Foundation in St. Petersburg where he continues to serve as a member of the Board. Mr. Berset received a Bachelor’s degree in Business Economics from St. Ambrose University and a Master’s degree in Business Management from Georgia State University. As a result of his experience, Mr. Berset brings leadership and decision-making skills to the Board.

Kwabena Gyimah-Brempong, Ph.D., 60, brings his continued relationship with the University of South Florida and his understanding and insight in the field of economics to the Board. Dr. Gyimah-Brempong has served as a director since May 1998. Since 1994, Dr. Gyimah-Brempong has been a Professor of Economics at the University of South Florida, School of Business. Dr. Gyimah-Brempong is currently the Chairman of the department of Economics. Dr. Gyimah-Brempong has served as economics program director at the National Science Foundation and a consultant to many international organizations, including the United Nations’ Economic Commission for Africa, Stockholm International Peace Research Institute, and African Capacity Building Foundation.

Henry Chesbrough, Ph.D., 54, has served as a director since February 2010. Mr. Chesbrough is currently an adjunct professor and the executive director of the Center for Open Innovation at the Haas School of Business at

the University of California, Berkeley. Prior to Haas, he taught at the Harvard Business School as an assistant professor and Class of 1961 Fellow from 1997 – 2003. Mr. Chesbrough holds a BA in Economics from Yale University, an MBA from Stanford Graduate School of Business, and a PhD from the Haas School of Business at the University of California, Berkeley. Mr. Chesbrough is the author of Open Innovation. He has also written two other books on open innovation: Open Business Models: How to Thrive in the New Innovation Landscape (HBS Press, 2006) and Open Innovation: Researching a New Paradigm (Oxford, 2006), an edited book of academic papers. Mr. Chesbrough brings a wealth of consulting and innovation industry expertise to the Board.

Holly Callen Hamilton, 61, has served as a director since September 2004 and is the founder and President of Callen & Associates Financial Services, Inc. Prior to founding Callen & Associates, Ms. Callen Hamilton was affiliated with Paine Webber from 1981 to 1983, where she was a tax planning and insurance products coordinator. From 1991 to 1996, Ms. Callen Hamilton was the Director of Development and Fundraising for the University of Minnesota Women’s Athletic Department. Ms. Callen Hamilton has a B.S. from Indiana University and an M.A. from the University of Illinois. Ms. Callen Hamilton brings financial expertise and investment management and business leadership skills to the Board.

John Micek III, J.D., 57, has served as a director of the Company since June 2001. Since 2000, he has been a managing director of Silicon Prairie Partners, LP, a venture fund. Since September 1998, Mr. Micek has also served as a Board Member of JAL Enterprises (formerly Universal Assurors, Inc.), a member company of Universal Group, Inc., a Midwest group of insurance companies. From July 1997 to July 1998, he served as Chief Operating Officer for Protozoa, Inc., a digital media and animation company. From April 1994 to February 1997, Mr. Micek was General Counsel for Enova Systems, Inc., a developer and manufacturer of digital power management and conversion systems for mobile and stationary applications. He also serves as a director of Armanino Foods of Distinction, Inc., a public company that produces and markets frozen and refrigerated food products. He received a Bachelor of Arts degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979. Mr. Micek brings financial knowledge and leadership and decision-making skills to the Board.

Charles Pope, CPA, 58, has served as a director since February 2010. Mr. Pope brings years of financial and accounting experience to the Board. Currently, Mr. Pope serves as the chief financial officer and chief operating officer of the Palm Bank in Tampa, Florida. During his 20 years at PricewaterhouseCoopers LLP, Mr. Pope served as a Partner in the Audit and Financial Advisory Consulting Divisions, and was a Partner in the Accounting and SEC Directorate. Previously, Mr. Pope held CFO positions for public companies including, Aerosonic Corporation, Reptron Manufacturing and SRI/Surgical. He also served as CFO for UTEK Corporation from 2001-2002. He holds a B.S. in Economics and Accounting from Auburn University, and is a Certified Public Accountant in the State of Florida.

Mark F. Radcliffe, J.D., 58, has served as a director since February 2010. Mr. Radcliffe is currently a Partner at DLA Piper, a law firm, specializing in strategic intellectual property advice, software licensing, Internet licensing, copyright and trademark, private financing and corporate partnering. Mr. Radcliffe’s brings experience and understanding in these areas, as well as a unique perspective on legal matters, to the Board. He graduated magna cum laude from the University of Michigan and went on to Harvard University for his law degree. In 1998, Harvard Law School honored Mr. Radcliffe by naming him a “Distinguished Alumni”. Mr. Radcliffe was named in The Best Lawyers in America and also as one of Northern California’s Top 100 intellectual property lawyers. In 2009, Intellectual Asset Magazine named Mr. Radcliffe as one of its IAM250: Leading Global IP Strategists. Mr. Radcliffe is the author of numerous articles as well as several books including the Internet Law and Business Handbook in 2000.

Keith A. Witter, J.D., 62, brings experience in executive management and accounting and legal expertise to the Board. Mr. Witter was appointed Chairman of the Board in July 2009 and has served as a director of the Company since April 2003. Since 1982, Mr. Witter has been the President of

FFP Investment Advisors, Inc., a financial services company. Mr. Witter is an attorney specializing in business, estate, and financial planning. From 1975 to 1980, he served as a partner at the Dunlap Law Office in Rochester, Minnesota. From 1973 to 1975, he worked as an accountant after receiving his undergraduate degree at Gustavus Adolphus College in Business Administration and his law degree from the University of Minnesota.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES AS NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2: RATIFICATION OF SELECTION OF REGISTERED

INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee and the disinterested members of the Board of Directors have selected Pender Newkirk & Company LLP as the registered independent public accounting firm for the Company for the year ending December 31, 2010. If the stockholders ratify the selection of Pender Newkirk & Company LLP as the Company’s registered independent public accounting firm, Pender Newkirk & Company LLP also will be the registered independent public accounting firm for all subsidiaries of the Company.

Pender Newkirk & Company LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is expected that a representative of Pender Newkirk & Company LLP will be present, will have the opportunity to make a statement if he or she so desires, and will be available to answer questions at the Meeting.

Fees Billed to the Company by Registered Independent Public Accounting Firm

The following are aggregate fees billed to the Company by Pender Newkirk & Company LLP in 2009 and 2008:

	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2008
Audit Fees	$250,100	$330,578
Audit-Related Fees	—	15,184
Tax Fees	76,296	40,807
All Other Fees	1,860	1,767

Total Fees	$328,256	$388,336

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by independent auditors in connection with statutory and regulatory findings.

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, registration statements, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees. All other fees consist of fees for products and services other than the services reported.

Policy on Pre-Approval of Services Provided by Registered Independent Public Accounting Firm

In accordance with its charter, the Audit Committee’s policy is to expressly pre-approve all audit and permissible non-audit services provided by the Company’s registered independent public accounting firm before the registered independent public accounting firm is engaged by the Company to provide any such services. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee limits the engagement by the Company of Pender Newkirk & Company LLP for non-audit services and tax services to those circumstances where the services are considered integral to the audit services that it provides, or in which there is another compelling rationale for using its services. During the year ended December 31, 2009, all services provided by Pender Newkirk & Company LLP were pre-approved by the Audit Committee in accordance with this policy.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of Pender Newkirk & Company LLP as the registered independent public accounting firm of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PENDER NEWKIRK & COMPANY LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE COMPANY.

PROPOSAL 3: APPROVAL TO AMEND THE COMPANY’S AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF

SHARES AUTHORIZED FOR ISSUANCE

On July 16, 2009, the Board of Directors adopted the Amended and Restated Employee Stock Option Plan (the “Option Plan”), which initially became effective on July 12, 1999 and was amended and restated on June 25, 2004, June 16, 2005, June 26, 2008 and again on July 16, 2009.

The Company established the Option Plan to encourage stock ownership in the Company by officers and other employees, thus giving them a proprietary interest in the Company’s performance and also to reward outstanding performance and provide a means to attract and retain persons of outstanding ability to the service of the Company.

The Board of Directors and its Compensation Committee, the latter of which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of stock options, is a key element of officer and employee compensation. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and employees with the interests of the stockholders.

The Board of Directors and its Compensation Committee are submitting to the stockholders for approval, an amendment to the existing Option Plan to increase the number of shares of common stock authorized for issuance under the Option Plan by 600,000 shares. The Board of Directors and its Compensation Committee believe that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified employees through the use of stock-based incentive compensation. However, there can be no assurance that the Option Plan will achieve these goals.

Material Features of the Option Plan

The following is a brief description of the material features of the Option Plan. Such description is qualified in its entirety by reference to the full text of the Option Plan, which is attached to this Proxy Statement as Exhibit A. Capitalized terms used herein are defined in the Plan.

Purpose. The purpose of the Option Plan is to enable the Company and its subsidiaries to compete successfully in attracting, motivating and retaining employees with outstanding abilities by making it possible for them to purchase shares of the Company’s common stock on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its subsidiaries and encourage them to remain in the employ of the Company or one or more if its subsidiaries.

Shares Available and Award Limitations. Under the Option Plan, options may be granted from time to time up to 2,211,274 shares. As of April 12, 2010, the Company had granted 1,669,172 options (net of any cancellations and expirations), of which 483,772 have been exercised, and 542,102 options remain available for grant. The Board of Directors and its Compensation Committee proposes to amend the existing Option Plan to increase the number of shares authorized for issuance by 600,000 shares. The maximum number of shares that may be issued through the exercise of options granted under the Option Plan, as proposed to be amended would be 2,811,274. If any option expires, terminates or is terminated for any reason prior to its exercise in full, the corresponding shares that were subject to the unexercised portion of such option shall be available for future grants under the Option Plan.

Administration. The Option Plan is administered by the Company’s Compensation Committee which is comprised of members of the Company’s Board of Directors, who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and (b) be an “outside director” as the term is defined under Section 162(m) of the Internal Revenue Code, or the Code.

The Compensation Committee interprets the Option Plan and, to the extent and in the manner contemplated in the Plan, exercises the discretion reserved to it in the Option Plan. The decision of the Compensation Committee on any interpretation of the Option Plan or administration thereof shall be final and binding with respect to the Company, its stockholders, and any participant or any person claiming to have rights as, or on behalf of, any participant.

Terms of Options. The Compensation Committee’s principal objective in awarding stock options to the eligible officers or employees of the Company is to align each participant’s interests with the success of the Company and the financial interests of its stockholders by linking a portion of such participant’s compensation with the performance of the Company’s stock and the value delivered to stockholders. Stock options are granted under the Option Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. The Compensation Committee determines the number and features of the stock options, if any, to be awarded to participants. The Compensation Committee evaluates a number of criteria in determining the number and the features of an option granted to the participant pursuant to the terms of the Option Plan, including the past service of each such participant to the Company, the present and potential contributions of such participant to the success of the Company, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Option Plan, including the participant’s current stock holdings, years of service, position with the Company, and other factors. The Compensation Committee does not apply a formula assigning specific weight to any of these factors when making its determination. The Compensation Committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer or other employee under consideration.

Eligibility. The Compensation Committee determines and designates those officers and employees of the Company who are eligible to participate in the Option Plan. The Compensation Committee also determines the number of options to be awarded to each participant. In making these determinations, the Compensation Committee takes into account the past service of the participant and potential contributions to the success of the Company, and such other factors as the Compensation Committee deems relevant to accomplish the purposes of the Option Plan.

As of the date of this Proxy Statement, approximately 70 persons were eligible to participate in the Plan. Options are not transferable other than by the laws of descent and distribution or with the permission of the Compensation Committee, which may allow options to be transferred to family members, or entities established for the benefit of family members, for estate planning purposes.

Exercise of Options. Options are exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Code) and that are granted to any holder of 10% or more of the Company’s outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value at the time of grant. The day on which the Company approves the granting of an option or the date specified in the Option Plan is considered the date on which the option is granted. For purposes of the Option Plan, the fair market value of a share of the Company’s common stock is the closing market price of a share of the Company’s common stock on the NYSE Amex on the date of the grant of the option.

Upon termination of employment by reason of (a) death, (b) permanent and total disability, or (c) retirement with the consent of the Company, exercisable options will remain exercisable for three months after the death, disability or retirement of the participant, as the case may be. Upon termination of employment for any reason (excluding termination for cause) exercisable options shall remain exercisable for one month after termination of employment. Upon termination for cause, all options granted to the participant pursuant to the Option Plan will terminate immediately on the date of the termination of employment.

Notwithstanding the above, the period of time within which an option may be exercised may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Code) and the option is awarded to a holder of 10% or more of the Company’s outstanding shares.

Options may contain such other terms and conditions as the Compensation Committee deems advisable, including, but not limited to, being subject to vesting schedules. Options granted to different participants or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the participant.

Effect of Change in Shares Subject to the Amended Option Plan. If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number and kind of shares for which options are outstanding, the aggregate shares subject to the Option Plan and the maximum number of shares for which options may be granted to any participant during any calendar year shall be appropriately adjusted by the Compensation Committee, including any corresponding exercise price adjustments.

Change of Control. In the event of a change of control, all outstanding options will become fully vested and exercisable as of the date of the change of control. Under the Option Plan, “change of control” includes a variety of events, including significant changes in our stock ownership, a merger and consolidation of the Company, or the sale or disposition of all or substantially all of the Company’s assets.

Amendment and Termination of the Option Plan. The Board of Directors may amend or terminate the Option Plan at any time. While the Board of Directors may seek stockholder approval of an action modifying a provision of the Option Plan when deemed advisable, the Board of Directors may make certain modifications without stockholder approval (not including any increase in the number of options authorized for issuance under the Option Plan). The Option Plan will terminate when all shares reserved for issuance have been issued upon the exercise of options or by action of the Board of Directors, whichever shall first occur.

Resale of Shares Acquired Pursuant to Options. Participants purchasing shares pursuant to options may resell the shares through brokers or dealers at prevailing market prices. Any sales by participants who may be deemed affiliates of the Company must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.

Limit of Transferability of Options. Options granted under the Option Plan are not assignable or transferable other than by will or the laws of descent except that a participant may, with the consent of the Compensation Committee, transfer certain options to family members.

Accounting. The Company accounts for option grants made to officers and other employees under the Plan in accordance with ASC Topic 718 Compensation—Stock Compensation. Compensation cost is recognized for all option grants based on the grant date fair value estimated in accordance with the provisions of Topic 718. The Company amortizes compensation cost on a straight-line basis over the requisite service period of the grant for the portion of the grant that is expected to vest. The Company estimates forfeitures; both at the date of grant as well as throughout the vesting period, based on the Company’s historical experience and future expectations.

Federal Tax Consequences of the Option Plan. The following is a summary of certain federal income tax consequences of transactions under the Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or other tax consequences.

Incentive Stock Options. The grant of an incentive stock option under the Option Plan has no tax effect on the participant. Book compensation recognized by the Company is not deductible for tax purposes and creates a permanent difference assuming the participant holds the shares for the incentive stock option holding periods. If the holding period requirements are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a “disqualifying disposition.” A disqualifying disposition generates income to the participant and creates a tax deduction for the Company to the extent it recognized book compensation.

Non-qualified Stock Options. The grant of a non-qualified stock option under the Option Plan will not result in the recognition of taxable income to the participant or a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) to the participant.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2009, we had two stock option plans under which shares of our common stock were authorized for issuance as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,301,650	$7.86	594,837
Equity compensation plans not approved by security holders	—	—	—
Total	1,301,650	$7.86	594,837

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

PROPOSAL 4: APPROVAL OF THE ADOPTION OF THE COMPANY’S RESTRICTED

STOCK PLAN

The Company established the Restricted Stock Plan (the “Restricted Stock Plan”) to encourage stock ownership in the Company by selected members of the Board of Directors, executive officers, key employees, consultants and advisors, thus giving them a proprietary interest in the Company’s performance and also to reward outstanding performance and provide a means to attract and retain persons of outstanding ability to the service of the Company.

The Board of Directors and its Compensation Committee, the latter of which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of restricted stock, is a key element of compensation for officers, employees, consultants and advisors of the Company. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers, employees, consultants and advisors with the interests of the stockholders.

The Board of Directors and its Compensation Committee are submitting the Restricted Stock Plan to the stockholders for approval. The Board of Directors and its Compensation Committee believe that the approval of the Restricted Stock Plan is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified employees, consultants and advisors through the use of stock-based incentive compensation. However, there can be no assurance that the Restricted Stock Plan will achieve these goals.

Material Features of the Restricted Stock Plan

The following is a brief description of the material features of the Restricted Stock Plan. Such description is qualified in its entirety by reference to the full text of the Restricted Stock Plan, which is attached to this Proxy Statement as Exhibit B. Capitalized terms used herein are defined in the Restricted Stock Plan.

Purpose. The purpose of the Restricted Stock Plan is to provide selected members of the Board of Directors, executive officers, key employees, consultants and advisors of the Company with additional incentives to continue their relationship with the Company on a long-term basis, and to more closely align the interests of such Participants with the interests of the Company’s stockholders by providing such individuals with awards consisting of shares of the Company’s Common Stock contingent on their long-term continued employment and/or their relationship with the Company.

Shares Available and Award Limitations. The maximum number of shares of common stock that may be issued to Participants as Restricted Stock awards under the Restricted Stock Plan shall not exceed 1,500,000 shares. If any Restricted Stock award is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such award shall again be available for issuance under the Restricted Stock Plan.

The Board of Directors shall determine the number of shares of Restricted Stock granted to each Participant subject to the total issuable of 1,500,000 shares. The Board of Directors shall have complete discretion as to the size of the awards, provided that the maximum number of shares of Restricted Stock that may be granted to a Participant during a single fiscal year shall not exceed 250,000 shares of Common Stock. The number of shares of Restricted Stock included in each award will be stated in the Participant’s Restricted Stock Agreement, as will the time (or times) at which such shares will become vested.

The Board of Directors shall determine, in its discretion, the time (or times) at, or condition (or conditions) upon, which such Restricted Stock may be issued or become vested.

The shares of Common Stock which may be issued to Participants under the Restricted Stock Plan may be either authorized and unissued shares of the Company’s Common Stock or shares of the Company’s Common Stock held by the Company as treasury stock.

Administration. The Restricted Stock Plan will be administered by the Company’s Board of Directors and the Board of Directors shall have full discretionary authority to interpret its provisions. Notwithstanding the preceding sentence, the Board of Directors may delegate its authority to administer the Plan to a committee consisting of two or more persons chosen by the Board. The decisions of the Board of Directors shall be binding upon each Participant, his beneficiaries and the Company.

No agent, employee or officer of the Company will be liable to any person for any action taken or matters to be taken in connection with the interpretations and administration of the Restricted Stock Plan unless it is attributable to willful misconduct or lack of good faith.

Eligibility. Members of the Board of Directors, executive officers, key employees, consultants and advisors of the Company will be eligible to participate in the Restricted Stock Plan only if they are expressly designated as eligible by the Board of Directors (the “Participants”).

Eligibility to Grant. The Board may grant restricted stock awards to members of the Board of Directors, executive officers, key employees, consultants and advisors of the Company. Restricted Stock may be awarded by the Board of Directors at any time and from time to time to new Participants, or to then Participants or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine to be desirable. Restricted Stock awards granted at different times need not contain similar provisions.

Change of Control. In the event of a change of control, the Board of Directors may determine that all or any portion of conditions associated with a Restricted Stock award have been met and make any other adjustments or amendments to the Restricted Stock Plan and outstanding Restricted Stock Agreements. Under the Restricted Stock Plan, “change of control” includes any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved.

Non-Assignability and Rights in the Event of Disability or Death. Restricted stock awards are not transferable other than by will or by the laws of descent and distribution. In the event a Participant becomes totally and permanently disabled while employed by the Company, or within three months after having retired with the consent of the Company, but before becoming fully vested in his/her restricted stock awards, the Participant may retain such shares of restricted stock. In the event a Participant dies while employed by the Company, his/her estate shall retain his/her shares of restricted stock.

Withholding Taxes. Each Participant shall pay to the Company, or make arrangements satisfactory to the Board of Directors regarding the payment of any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Board of Directors, withholding obligations may be settled with shares of the Company’s Common Stock, including shares of the Company’s Common Stock that are part of a Restricted Stock award that gives rise to the withholding requirement.

Adjustments to Prevent Dilution. In the event of any change or changes in the Company’s outstanding common stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of the Company’s Common Stock which may be issued under the Restricted Stock Plan, the number of shares of the Company’s Common Stock theretofore granted under the Restricted Stock Plan as Restricted Stock awards, and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to the Participants.

Accounting. The Company accounts for Restricted Stock awards made to Participants who are employees (as defined by the Accounting Standards Codification) under the Restricted Stock Plan in accordance with ASC Topic 718 Compensation—Stock Compensation. Compensation cost is recognized for all Restricted Stock grants based on the grant date fair value estimated in accordance with the provisions of Topic 718. The Company amortizes compensation cost on a straight-line basis over the requisite service period of the grant for the portion of the grant that is expected to vest. The Company estimates forfeitures; both at the date of grant as well as throughout the vesting period, based on the Company’s historical experience and future expectations.

The Company accounts for Restricted Stock awards made to Participants who are not employees (as defined by the Accounting Standards Codification) under the Restricted Stock Plan in accordance with ASC Subtopic 505-50 Equity-Based Payments to Non-Employees. Compensation cost is recognized for all Restricted Stock grants based on the measurement date fair value estimated in accordance with the provisions of Subtopic 505-50. The measurement date, in most cases, will be the date the grant vests. The Company records compensation cost upon vesting of the grant.

Federal Tax Consequences of the Restricted Stock Plan. Generally, a grant under the Restricted Stock Plan of shares of the Company’s Common Stock which are subject to vesting and transfer restrictions will not result in taxable income to the recipient for U.S. federal income tax purposes or a tax deduction to the Company in the year of the grant. Instead, the value of the shares will generally be taxable to the recipient as ordinary income in the years in which the restrictions on the shares lapse. Such value will be the fair market value of the shares on the dates the restrictions lapse. Any recipient, however, may elect pursuant to Section 83(b) of the Internal Revenue Code to treat the fair market value of the shares on the date of grant as ordinary income in the year of the grant, provided the recipient makes the election within 30 days after the date of the grant. In any case, the Company would receive a corresponding deduction corresponding to the amount of compensation included in the recipient’s income in the year in which that amount is so included. In accordance with applicable regulations, the Company will require the recipient to pay to the Company an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time the restrictions on the shares lapse or the recipient makes a Section 83(b) election. If the Company withholds shares to satisfy this withholding tax obligation, instead of cash, the recipient nonetheless will be required to include in income the fair market value of the shares withheld.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE COMPANY’S RESTRICTED STOCK PLAN.

PROPOSAL 5: APPROVAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO

INNOVARO, INC.

Our Amended and Restated Certificate of Incorporation currently specifies the Company’s name as “UTEK Corporation.” On January 18, 2010, our Board of Directors adopted a resolution, subject to stockholder approval, to amend Article 1 of our Amended and Restated Certificate of Incorporation to change our name to “Innovaro, Inc.” As of March 16, 2010, the Company began doing business as Innovaro, changed its ticker symbol to NYSE AMEX: “INV” and changed its website to www.innovaro.com.

Reasons for Name Change

Our priority with a name change is to create more effective branding around our full service offering, and drive more efficient use of our resources and marketing expenditures. In recent years, UTEK Corporation has acquired several complementary organizations in the innovation space. This has allowed us to expand our innovation, strategy, and IP service offerings to clients.

As we look to consolidate brands we chose Innovaro, Inc., a name within our current portfolio, which we felt could best represent the entire company, that could scale and grow with the business, and that could represent the meaning and mission of our Company well. Moving forward, all of our businesses will offer their services under the brand name Innovaro.

We believe Innovaro carries with it the inherent relevancy and the flexibility we need to raise awareness and visibility of our Company within the industry and most importantly with our clients and prospective clients.

Implementation of Name Change

If the amendment is adopted by stockholders, Article 1 of our Amended and Restated Certificate of Incorporation will be amended to read as follows:

“The name of the Corporation is “Innovaro, Inc.”

The amendment, if adopted by stockholders, will become effective on a date selected by our Board of Directors and set forth in a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware.

Effect on Stockholders

The change of name will not effect in any way the validity or transferability of stock certificates outstanding at the time of the name change, our capital structure or the trading of our common stock on the NYSE Amex.

Following implementation of the amendment, stockholders may continue to hold their existing stock certificates or receive new certificates reflecting the name change. Stockholders who wish to tender their old stock certificates in exchange for new certificates with the new name should deliver their existing certificates to our transfer agent. Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the name change.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO INNOVARO, INC.

PROPOSAL 6: APPROVAL TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF THE FOREGOING PROPOSALS IF THERE ARE NOT SUFFICIENT VOTES FOR THESE PROPOSALS

The Company’s stockholders may be asked to consider and act upon one or more adjournments of the Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the Meeting, the Company’s stockholders may be asked to vote on the proposal to adjourn the Meeting to solicit additional proxies. If a quorum is present at the Meeting, but there are not sufficient votes at the time of the Meeting to approve one or more of the proposals, the Company’s stockholders may also be asked to vote on the proposal to adjourn the Meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

If the adjournment proposal is submitted for a vote at the Meeting, and if the Company’s stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Meeting is adjourned, the Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposal could mean that, even though the Company may have received proxies representing a sufficient number of votes against a proposal to defeat it, the Company’s management could present the adjournment proposal for a vote of the Company’s stockholders and thereby cause the annual meeting to be adjourned without a vote on the proposal and seek during that period to convince the holders of those shares to change their votes to vote in favor of the proposal. Therefore, if a stockholder voted against any or all of the other proposals set forth in this proxy statement, then such stockholder may not want to vote for this adjournment proposal.

The Board of Directors believes that, if the number of shares of the Company’s common stock voting in favor of any of the proposals presented at the Meeting is insufficient to approve a proposal, it is in the best interests of the Company’s stockholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.

Any proposal to adjourn the Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes for the foregoing proposals requires the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. An abstention from the vote on an adjournment will have the same effect as a vote against the adjournment motion. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL

PROXIES IN FAVOR OF ANY OR ALL OF THE FOREGOING PROPOSALS IF THERE ARE

NOT SUFFICIENT VOTES FOR THESE PROPOSALS.

EXECUTIVE COMPENSATION

Compensation Risk Analysis

The following “Compensation Discussion and Analysis” section describes generally our compensation policies and practices that are applicable for executive and management employees. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement.

Compensation Discussion and Analysis

Throughout this section of the proxy statement, the individuals who served as the Company’s chief executive officer and chief financial officer, as well as the other individuals included in the Summary Compensation Table herein, are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee of the Company’s Board of Directors is responsible for establishing and evaluating the Company’s policies governing the compensation of its executive officers, including its named executive officers. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive.

Compensation Objective

The Company’s executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executive officers;

•	Motivate and reward executive officers whose knowledge, skills, performance and business relationships are critical to the Company’s success;

•	Align the interests of the Company’s executive officers and stockholders by motivating executive officers to ultimately increase stockholder value;

•	Compensate the Company’s executive officers to manage the Company’s business to meet its short term and long-range goals;

•	Ensure fairness among the executive officers by recognizing the contributions each executive officer makes to the Company’s success; and

•	Provide a competitive compensation package which includes some pay for performance factors.

Role of Others in Compensation Decisions

The Compensation Committee makes all of the decisions with respect to the compensation received by the Company’s executive officers. The Compensation Committee meets outside the presence of all of the Company’s executive officers to consider appropriate compensation for the Company’s chief executive officer. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers except for the Company’s chief executive officer. The Company’s chief executive officer annually reviews each of the other executive officers’ performance with the Compensation Committee and makes recommendations to the Compensation Committee with respect to the appropriate base salary, annual cash bonus and grants of long-term equity incentive awards for all executive officers, excluding himself or herself. Based in part on these recommendations from the Company’s chief executive officer and other considerations, the Compensation Committee approves the annual compensation package of the Company’s executive officers other than the Company’s chief executive officer. The Compensation Committee also annually analyzes the chief executive officer’s performance and determines his or her salary, annual cash bonus and grants of long-term equity incentive awards.

Although the Compensation Committee has not retained a compensation consultant to review its policies and procedures with respect to executive compensation, it has informally considered the competitive market practices with respect to the salaries and total compensation paid by other similarly-sized companies to their executive officers.

2009 Executive Compensation Components

For the fiscal year ended December 31, 2009, the principal components of compensation for the Company’s executive officers were:

•	Annual base salary;

•	Long-term equity incentive compensation; and

•	Other benefits.

Annual Base Salary

Base salary is designed to attract and retain experienced executive officers who can drive the achievement of the Company’s goals. While the initial base salary for the Company’s executive officers was determined by an assessment based upon the responsibilities of the position, the expected contribution of the position to our business, the experience and skill of the position, and competition in the marketplace for the talent; the factors used in determining increases in base salary include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Compensation Committee reviews the base salary for each executive officer on an annual basis.

Long-Term Equity Incentive Compensation

The Company awards long-term equity incentive awards to executive officers, including the named executive officers, as part of its total compensation package. These awards are consistent with the Company’s pay for performance principles and align the interests of the executive officers to the interests of the Company’s stockholders. The Compensation Committee reviews and approves the amount of each award to be granted to each named executive officer. Long-term equity incentive awards are made pursuant to the UTEK Corporation Amended and Restated Employee Stock Option Plan (the “Option Plan”) and will be made pursuant to the UTEK Corporation Restricted Stock Plan (the “Restricted Stock Plan”) if adopted.

The Company’s long-term equity incentive is currently in the form of options to acquire its common stock. Stock option awards provide the Company’s executive officers with the right to purchase shares of its common stock at a fixed exercise price for a period of up to ten years under the Option Plan. Stock options are granted under the Option Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. Stock options are earned on the basis of continued service to the Company and generally vest over a number of years.

Upon approval of the Restricted Stock Plan, the Company’s long-term equity incentive will also be in the form of restricted shares of the Company’s common stock. Restricted stock awards provide the Company’s executive officers with the shares of its common stock subject to certain restrictions and/or vesting requirements. Restricted stock shares will be earned on the basis of continued service to the Company and will vest as set forth in the Restricted Stock Agreements.

The Compensation Committee will determine the amount and features of the stock options and/or restricted stock, if any, to be awarded to executive officers. The Compensation Committee will evaluate a number of criteria, including the past service of each such executive officer to the Company, the present and potential contributions of such executive officer to the Company’s success and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Option Plan, including the executive officer’s current stock holdings, years of service, position with the Company and other factors. The Compensation Committee will not apply a formula assigning specific weights to any of these factors when making its determination.

Other Benefits

Retirement Benefits

The Company maintains a 401k plan in which all full-time employees, including the Company’s named executive officers, are eligible to participate. The Company provides this plan to help its employees save some amount of their cash compensation for retirement in a tax efficient manner. The Company does not provide an option for its employees to invest in the Company’s stock under the 401k plan. The Company matches 100% of the first 3%, and 50% of the second 2%, of compensation contributed by employees.

Health and Welfare Benefits

All full-time employees, including our named executive officers, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage.

Perquisites

Because the Company provides limited perquisites to certain executive officers, the Company does not believe these perquisites and other personal benefits constitute a material component of the executive officers’ compensation packages.

Employment Agreements, Severance Benefits and Change in Control Provisions

The Company has employment agreements in effect with four of its executive officers, Mr. Douglas Schaedler, Ms. Carole Wright, Mr. Sam Reiber and Mr. Peter Skarzynski. The Company entered into employment agreements with these executive officers to ensure that they would perform their respective roles with the Company for an extended period of time. In addition, the Company also considered the critical nature of each of their positions and the Company’s need to retain them when the Company committed to these agreements.

Mr. Schaedler

On January 1, 2009, the Company entered into an employment agreement with Mr. Schaedler. The employment agreement had a term of one year that renewed annually automatically thereafter, unless either party notifies the other 120 days prior to the expiration of the term of the employment agreement. Under the terms of the employment agreement, Mr. Schaedler receives an annual salary of $300,000. In addition to his base salary, Mr. Schaedler was entitled to: (i) received options to purchase 50,000 shares of the Company’s common stock at a price equal to the closing market price of a share of the Company’s common stock on the first day of the Company’s open trading window subsequent to January 1, 2009; (ii) participate in all benefit plans provided by the Company; and (iii) participate in the Company’s health insurance program and have the Company pay all premiums related to his participation in such program. The stock options vest one-fourth on each anniversary of the grant for four years. However, these options will vest immediately upon a change of control of the Company.

On November 20, 2009, the Company entered into a new employment agreement with Mr. Schaedler. The new employment agreement has a term through December 31, 2012. Under the terms of the employment agreement, Mr. Schaedler receives an annual salary of $325,000. In addition to his base salary, Mr. Schaedler is entitled to: (i) receive an annual performance and incentive bonus based on net revenue and growth targets and stockholder appreciation (ii) receive options to purchase 175,000 shares of the Company’s common stock at the closing market price on November 23, 2009, which options shall vest on December 31, 2012 or immediately upon a change of control; (iii) receive 60,000 shares of restricted stock, contingent upon stockholder approval of the Restricted Stock Plan, with 20,000 shares vesting on each anniversary of the grant; (iv) participate in all benefit plans provided by the Company; and (v) participate in the Company’s health insurance program and have the Company pay all premiums related to his participation in such program.

Either party may terminate the employment agreement for any reason by giving the other party 90 days written notice. In the event of termination by the Company during the term of the employment agreement, other than for cause, which shall include, but not be limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct, Mr. Schaedler shall be entitled to a one time lump sum payment equal to six months of his base salary. In addition, the 175,000 stock options granted to Mr. Schaedler under the employment agreement will vest pro rata for each month of service worked under the term of this agreement. For example, if Mr. Schaedler is terminated after twelve months of service, then 12/36 of the 175,000 stock options would vest and be awarded to Mr. Schaedler.

In consideration of the benefits provided under the employment agreement, Mr. Schaedler has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

Ms. Wright

On November 29, 2007, the Company entered into a three-year employment agreement with Ms. Wright. Under the terms of the employment agreement, Ms. Wright receives an annual salary of $170,000 for the first year, $185,000 for the second year and $200,000 for the final year. In addition to her base salary, Ms. Wright is entitled to: (i) discretionary cash bonuses to be determined by the Compensation Committee, and (ii) participate in all benefit plans provided by the Company.

Either party may terminate the employment agreement for any reason by giving the other party 90 days written notice. The Company may also terminate the employment agreement immediately for cause, which includes, but is not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. In the event of a change of control of the Company and Ms. Wright’s position is eliminated or in the event that Ms. Wright is terminated for any reason, other than for cause, she will be entitled to a $100,000 severance payment.

Under Ms. Wright’s employment agreement “change of control” refers to any of the following: (i) a person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes, or obtains the right to become, the beneficial owners of 30% or more of the combined voting power of then outstanding securities of the Company that may be cast for the election of the Company’s directors; (ii) at any time, the Board-nominated slate of candidates for the Board of Directors is not elected; (iii) the Company consummates a merger in which it is not the surviving entity; or (iv) substantially all of the Company’s assets are sold, or the Company’s stockholders approve the dissolution or liquidation of the Company.

In consideration of the benefits provided under the employment agreement, Ms. Wright has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

On January 1, 2009, the Company amended the existing employment agreement with Ms. Wright. Under the terms of the amended employment agreement, Ms. Wright will receive an annual salary of $200,000 and is entitled to receive options to purchase 50,000 shares of the Company’s common stock at a price equal to the closing market price of a share of the Company’s common stock on the first day of the Company’s open trading window subsequent to January 1, 2009. The stock options vest one-fourth on each anniversary of the grant for four years or immediately upon a change of control of the Company.

Mr. Reiber

On January 1, 2009, the Company entered into a one-year employment agreement with Mr. Reiber. Under the terms of the employment agreement, Mr. Reiber received an annual salary of $150,000. In addition to his base salary, Mr. Reiber was entitled to: (i) receive options to purchase 50,000 shares of the Company’s common stock at a price equal to the closing market price of a share of the Company’s common stock on the first day of the Company’s open trading window subsequent to January 1, 2009; (ii) participate in all benefit plans provided by the Company; and (iii) participate in the Company’s health insurance program and have the Company pay all premiums related to his participation in such program. The stock options vest one-fourth on each anniversary of the grant for four years or immediately upon a change of control of the Company.

Either party may terminate the employment agreement for any reason by giving the other party 60 days written notice. The Company may also terminate the employment agreement immediately for cause which includes, but is not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. If Mr. Reiber is terminated for any reason, other than for cause, he will be entitled to receive a one-time lump sum payment from the Company equal to the salary that he would have earned during the number of days remaining during the term of the employment agreement.

On February 5, 2010 the Company entered into a new two-year employment agreement with Mr. Reiber which was effective January 1, 2010. In addition to his previous responsibilities, Mr. Reiber assumed the position of Chief Compliance Officer. Under the terms of the new employment agreement, Mr. Reiber will receive a base salary of $175,000 for the first year and $195,000 for the second year. In addition to his base salary, Mr. Reiber is entitled to: (i) receive options to purchase 25,000 shares of the Company’s common stock at a price equal to the closing market price of a share of the Company’s common stock on the first day of the Company’s open trading window subsequent to January 1, 2010, which stock options vest one-fourth on each anniversary of the grant for four years or immediately upon a change of control of the Company; (ii) receive 10,000 shares of restricted stock contingent upon stockholder approval of the Restricted Stock Plan with vesting one year from the date of the grant; (iii) participate in all benefit plans provided by the Company; and (iv) participate in the Company’s health insurance program and have the Company pay all premiums related to his participation in such program.

The Company may terminate the employment agreement immediately for cause which includes, but is not limited to, fraud, breach of fiduciary duty, conviction of a crime or similar conduct. If Mr. Reiber is terminated for any reason, other than cause, he will be entitled to a one time lump sum payment equal to six months of his base salary at that time.

In consideration of the benefits provided under the employment agreement, Mr. Reiber has agreed to protect the Company’s confidential or secret information and, during the period of employment and one year thereafter, not to compete with the Company.

Mr. Skarzynski

On April 17, 2008, the Company entered into a three-year employment agreement with Mr. Skarzynski. Under the terms of the employment agreement, Mr. Skarzynski receives an annual salary of $325,000. In addition to his base salary, Mr. Skarzynski is entitled to: (i) receive an annual bonus determined annually in accordance with the UTEK-Strategos Bonus Plan, described below; (ii) receive options to purchase 20,000 shares of the Company’s common stock each year during the term of the employment agreement; and (iii) participate in all benefit plans provided by the Company. The stock options vest one-fourth on each anniversary of the grant for four years or immediately upon a change of control of the Company.

The UTEK-Strategos Bonus Plan is for qualifying Strategos division employees. The award pool is determined from eligible earnings and aggregate revenues and is limited to the extent required to permit Strategos to maintain sufficient operating cash. Awards are to be paid out by December 15th of each year and are accrued on a quarterly basis. Bonuses paid out in connection with this plan are not considered discretionary as they are not determined by the Compensation Committee.

In the event of termination by the Company during the term of the employment agreement, other than for cause (as defined below), or by the employee for good reason (as defined below), Mr. Skarzynski shall be entitled to a one time lump sum payment equal to his compensation for a number of months equal to: (i) 36 months, less (ii) one month for each monthly anniversary of the commencement date of the employment agreement. However, on the 30th monthly anniversary of the commencement date of the employment agreement and for the duration of his employment by the Company (whether during the term of the employment agreement of otherwise), Mr. Skarzynski shall be entitled to a severance payment equal to his compensation for six months, which shall be calculated as the sum of his current base salary plus the average of his actual cash bonus for the prior two years divided by 12.

Under Mr. Skarzynski’s employment agreement “cause” refers to any of the following: (i) willful and continued failure (other than any such failure resulting from physical or mental incapacity) to perform the lawful and reasonable duties properly assigned to him that are consistent with the scope and nature of his position; (ii) commission of an act that constitutes gross negligence or willful misconduct and that is materially and demonstrably detrimental to the financial condition and/or goodwill of the Company; (iii) commission of any theft, fraud, act of dishonesty or breach of trust directly or indirectly resulting in, material personal gain or enrichment at the direct or indirect expense of the Company; (iv) conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability or the operation of a motor vehicle; (v) material violation of any covenant not to compete contained in the employment agreement; (vi) habitual abuse of alcohol or any regulated substance that results in a material impairment of his ability to perform his obligations under the employment agreement; provided however, that “cause” shall only exist if and to the extent that the Company’s Board of Directors has given him (A) a written notice of such occurrence that specifically identifies the manner and nature of such occurrence, (B) with respect to occurrences listed in clauses (i), (v) and (vi), a reasonable period (not to exceed 90 days) to cure the behavior related to such occurrence and (C) a reasonable opportunity (together with counsel) to be heard before the Board of Directors before a final decision with respect to the existence of “cause” is made by the Board of Directors; and provided, further that such occurrence shall only constitute “cause” hereunder if the Company terminates his employment with the Company within 120 days after delivery of such written notice.

Under Mr. Skarzynski’s employment agreement “good reason” refers to any of the following: (i) any action by the Company that results in a material diminution in his position, authority, duties and responsibilities as contemplated by the employment agreement; provided however, that the liquidation or merger of Strategos with and into the Company after is acquisition by the Company shall not be considered an event that would give rise to “good reason” so long as he continues to (x) be the principal member of a team of employees engaged in, and have client relationship leadership responsibility for, the innovation, strategy, and strategy implementation consulting practice of Strategos comparable to the services offered by Strategos prior to its acquisition by the Company; (y) reports directly only to the chief operating officer of the Company; and (z) continues to be a member of the policy-making group of senior principals of the Strategos practice; (ii) any failure by the Company to comply with the material terms of his employment agreement; (iii) any reduction in his base salary or annual bonus opportunity; and (iv) the Company requiring him to be based at any office or location more than 30 miles from his residence as of the date hereof; provided, however, that he has given the Board of Directors: (A) a written notice of such occurrence that specifically identifies the manner and nature of such occurrence, and (B) with respect to occurrences listed in (i) or (ii) above, a reasonable period (not to exceed 90 days) to cure such occurrence; and provided, further, that such occurrence shall only constitute “good reason” under the employment agreement if he terminates his employment with the Company within 120 days after delivery of such written notice.

Finally, with respect to Mr. Skarzynski’s stock options, upon the occurrence of a change of control (and provided that Mr. Skarzynski is not terminated for cause or resigns his employment without good reason prior to such change of control), his stock options shall become fully vested and exercisable. Pursuant to his employment agreement, a “change of control” shall be deemed to have taken place if there shall occur a single transaction pursuant to which: (i) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities are acquired pursuant to a tender offer or an exchange offer by a person or entity which is not a wholly-owned subsidiary of the Company or any of its affiliates; (ii) a merger or consolidation is consummated in which the Company is a constituent corporation and which results in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the then existing stockholders of the Company; (iii) a sale is consummated by the Company of substantially all of the Company’s assets to a person or entity which is not a wholly-owned subsidiary of the Company or any of its affiliates; or (vi) any option granted under the Company’s Option Plan in effect as of the date of the employment agreement shall become immediately exercisable in full under Section 6(c) of the Company’s Option Plan.

In consideration of the benefits provided under the employment agreement, Mr. Skarzynski has agreed to protect the Company’s confidential or secret information and not to compete with the Company during the period of employment and for a maximum of 36 months less one month for each monthly anniversary of the commencement date of the employment agreement; provided however, that he shall only be subject to a one year covenant not to compete with the Company after April 17, 2011.

2009 Compensation Decisions

The Company believes that the total compensation paid to its named executive officers for the fiscal year ended December 31, 2009 achieves the overall objectives of its executive compensation program. In accordance with its overall objectives, executive compensation for 2009 was competitive with other similarly-sized companies and pay for performance was a significant component thereof.

The Compensation Committee took the following key compensation actions in 2009:

•	Determination of Annual Base Salaries: Base salaries were increased for Mr. Schaedler, Mr. Reiber and Ms. Wright in lieu of paying any discretionary bonuses.

•

Determination of Annual Cash Bonus: The Compensation Committee did not award any discretionary bonuses to the Company’s named executive officers for 2009 in an effort to de-emphasize short-term compensation during an economic downturn.

•	Determination of Long Term Equity Incentive Compensation: The Compensation Committee approved the grant of 325,000 stock options to certain of the Company’s named executive officers during 2009.

Determination of Annual Base Salary

The Compensation Committee annually reviews the base salary for each of the Company’s executive officers, including its named executive officers, and determines whether or not to increase it in its sole discretion.

Mr. Schaedler was paid an annual base salary of $300,000 for 2009, an increase of 33% over his 2008 annual base salary of $225,000. This increase was made in anticipation of his increased responsibilities related to the departure of the Company’s former chief executive officer, Dr. Gross, in early 2009 and in lieu of paying a discretionary bonus.

Ms. Wright was paid an annual base salary of $200,000 for 2009, an increase of 18% over her 2008 annual base salary of $170,000. This increase was made in lieu of paying a discretionary bonus.

Mr. Reiber was paid an annual base salary of $150,000 for 2009, an increase of 105% over his 2008 annual base salary of $73,000. This increase was made as a result of Mr. Reiber becoming an executive officer with the Company in 2009 related to the departure of the Company’s former chief executive officer and in lieu of paying a discretionary bonus.

Mr. Skarzynski was paid an annual base salary of $325,000 for 2009. There was no change from his 2008 base salary.

The base salaries paid to the Company’s named executive officers in 2009 are set forth below in the “Summary Compensation Table.”

Determination of Annual Cash Bonus

The Compensation Committee annually determines whether to pay a discretionary cash bonus to the Company’s executive officers, including its named executive officers. Some of the factors generally considered by the Compensation Committee in connection with such determination include:

•	The Company’s net asset value from operations (excluding increases resulting from additional issuances of common stock and the value or sale of real estate held by the Company);

•	Monetization of the investments in the Company’s portfolio companies;

•	Strategic and/or other incremental acquisitions;

•	Overall quality of the Company’s customer list; and/or

•	Increase in product offerings.

The Compensation Committee did not award any discretionary bonuses to the Company’s named executive officers for 2009 in an effort to de-emphasize short-term compensation during an economic downturn.

Determination of Long-Term Equity Incentive Compensation

The Compensation Committee annually determines whether to award options to purchase shares of the Company’s common stock to the Company’s executive officers, including its named executive officers. In 2009, the Compensation Committee approved the grant of 345,000 options to the following named executive officers:

•	Doug Schaedler—225,000 options,

•	Carole Wright—50,000 options,

•	Sam Reiber—50,000 options, and

•	Peter Skarzynski—20,000 options.

Information regarding equity incentive compensation awarded to the Company’s named executive officers in 2009 is set forth below under “Grants of Plan-Based Awards.”

Compensation Policies and Practices as They Relate to the Company’s Risk Management

The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Holly Callen Hamilton

Mark Berset

Frances Maude

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Company’s named executive officers for the fiscal years ended December 31, 2009, 2008 and 2007. The Company’s named executive officers include its Chief Executive Officer, Chief Financial Officer and two other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation		Total
Clifford M. Gross(2)	2009	$116,347	$—	$—	$944,138	(2)	$1,060,485
Former Chief Executive Officer and Chairman	2008	550,000	—	—	41,061	(3)	591,061
	2007	300,000	—	—	30,832	(4)	330,832

Douglas Schaedler	2009	$313,942	$—	$328,134	$8,769	(5)	$650,845
Chief Executive Officer	2008	229,945	100,000	—	10,412	(6)	340,357
	2007	212,500	80,000	457,653	26,102	(7)	776,255

Carole R. Wright	2009	$207,693	$—	$79,910	$7,454	(8)	$295,057
Chief Financial Officer, Treasurer and Corporate Secretary	2008	170,577	55,000	—	6,767	(9)	232,344
	2007	150,538	57,500	—	6,241	(9)	214,279

Sam Reiber	2009	$152,519	$—	$79,910	$5,538	(8)	$237,967
Vice President, General Counsel and Chief Compliance Officer	2008	73,923	—	—	85,741	(10)	159,664
	2007	60,250	—	$—	55,486	(11)	115,736

Peter Skarzynski	2009	$337,500	$45,000	$31,964	$10,525	(8)	$424,989
Sr. Managing Director	2008	237,900	1,502,559	65,433	10,500	(9)	1,816,392

(1)	Amounts shown are the aggregate grant date fair value of awards granted during the year computed in accordance with ASC Topic 718. For more details on grants in 2009, see the “Grants of Plan-Based Awards” Table below. For a discussion of the assumptions made in such valuation, see Note 9 to the Company’s 2009 audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2010.

(2)	Following the conclusion of the term of his employment agreement on March 1, 2009, Dr. Gross retired from the position of Chief Executive Officer of the Company. In connection therewith, the Company paid Dr. Gross a portion of his $1,794,885 total severance obligation in April 2009.

(3)	Of this amount, $13,000 constitutes the Company’s matching contribution made on behalf of Dr. Gross under the Company’s Simple IRA Plan, $25,661 constitutes an automobile allowance received by Dr. Gross and $2,400 constitutes a health club allowance received by Dr. Gross.

(4)	Of this amount, $9,000 constitutes the Company’s matching contribution made on behalf of Dr. Gross under the Company’s Simple IRA Plan, $20,200 constitutes an automobile allowance received by Dr. Gross and $1,632 constitutes a health club allowance received by Dr. Gross.

(5)	Of this amount, $8,308 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s 401K Plan and $461 constitutes a health club allowance received by Mr. Schaedler.

(6)	Of this amount, $9,764 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s Simple IRA Plan and $648 constitutes a health club allowance received by Mr. Schaedler.

(7)	Of this amount, $9,262 constitutes the Company’s matching contribution made on behalf of Mr. Schaedler under the Company’s Simple IRA Plan, $16,247 pertains to a commission of 3% on strategic alliance agreement sales Mr. Schaedler received under an employment agreement dated March 8, 2006 and $593 constitutes a health club allowance received by Mr. Schaedler.

(8)	This amount relates to the Company’s matching contribution made on behalf of the named executive officer under the Company’s 401K Plan.

(9)	This amount relates to the Company’s matching contribution made on behalf of the named executive officer under the Company’s Simple IRA Plan.

(10)	Of this amount, $2,161 constitutes the Company’s matching contribution made on behalf of Mr. Reiber under the Company’s Simple IRA Plan and the remaining $83,580 relates to an arrangement with Mr. Reiber pursuant to which the Company agreed to pay Mr. Reiber for legal services provided to the Company in connection with technology transfer and acquisition transactions.

(11)	Of this amount, $1,740 constitutes the Company’s matching contribution made on behalf of Mr. Reiber under the Company’s Simple IRA Plan and the remaining $53,746 relates to an arrangement with Mr. Reiber pursuant to which the Company agreed to pay Mr. Reiber for legal services provided to the Company in connection with technology transfer and acquisition transactions.

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the stock options awarded to the Company’s named executive officers during the fiscal year ended December 31, 2009.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards(1)
Douglas Schaedler	6/15/2009 11/23/2009	50,000 175,000	(2) (3)	$ $	5.05 4.00	$ $	79,910 248,224
Carole Wright	6/15/2009	50,000	(2)		$5.05		$79,910
Sam Reiber	6/15/2009	50,000	(2)		$5.05		$79,910
Peter Skarzynski	6/15/2009	20,000	(2)		$5.05		$31,964

(1)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with ASC Topic 718. For a discussion of the assumptions made in such valuation, see Note 9 to the Company’s 2009 audited financial statements for the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2010.

(2)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant of June 15, 2009 for four consecutive years.

(3)	Options to purchase these shares of common stock vest 100% on December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents the stock option awards outstanding as of December 31, 2009 for each of the Company’s named executive officers.

Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date
Douglas Schaedler	30,000 50,000 — —	(1) (2) (3) (4)	— 50,000 50,000 175,000	$ $ $ $	15.34 13.55 5.05 4.00	3/8/2010 3/20/2012 6/15/2016 11/23/2016
Carole R. Wright	30,000 —	(5) (3)	— 50,000	$ $	18.40 5.05	10/18/2011 6/15/2016
Sam Reiber	—	(3)	50,000		$5.05	6/15/2016
Peter Skarzynski	5,000 —	(6) (3)	15,000 20,000	$ $	10.50 5.05	5/14/2015 6/15/2016

(1)	Options to purchase these shares of common stock vested based upon achieving certain performance and financial targets.

(2)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant of March 20, 2007 for four consecutive years.

(3)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant of June 15, 2009 for four consecutive years.

(4)	Options to purchase these shares of common stock vest 100% on December 31, 2012.

(5)	Options to purchase these shares of common stock vested 25% at the time of grant and an additional 25% vest on each anniversary of the grant on October 18, 2006 for three consecutive years.

(6)	Options to purchase these shares of common stock vest 25% on each anniversary of the grant of May 14, 2008 for four consecutive years.

OPTION EXERCISES AND STOCK VESTED

None of the Company’s named executive officers exercised options during the year ended December 31, 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table quantifies the potential payments and benefits upon termination of the Company for each of the named executive officers with an employment agreement, assuming the officer’s employment terminated on December 31, 2009, given the officer’s compensation and service level as of that date. Due to the number of factors that affect these calculations, including the price of the Company’s common stock, any actual amounts paid or distributed may be different.

	By Company Without Cause	By Executive For Good Reason	Change of Control
Douglas Schaedler
Cash Payments	$162,500	$—	$—
Vesting of Option Awards	4,861	—	175,000
Carole Wright
Cash Payments	$100,000	—	$100,000
Vesting of Option Awards	—	—	50,000
Sam Reiber
Cash Payments	$—	$—	$—
Vesting of Option Awards	—	—	50,000
Peter Skarzynski
Cash Payments	$433,333	$—	$—
Vesting of Option Awards	—	—	40,000

For a discussion of the related employment agreements, severance benefits and change in control provisions, as well as the terms of the potential payments and benefits to each named executive officer upon his or her termination or upon a change in control, see the “Compensation Discussion and Analysis” included in another section of this proxy statement.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Transactions with Related Persons

Since the beginning of 2009, the Company had not entered into any transaction with related persons which would be required to be disclosed under this caption under the rules of the SEC.

Review, Approval or Ratification of Transactions with Related Parties

As required by the NYSE Amex listing standards, the Audit Committee of the Company’s Board of Directors is required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K). Such requirement is set forth in the Audit Committee’s charter.

In addition, the Company’s Code of Business Conduct and Ethics, which is annually reviewed and approved by the Board of Directors and acknowledged in writing by all employees, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC, the NYSE Amex and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons, all Section 16(a) filing requirements applicable to such persons were complied with.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Meeting unless certain securities law requirements are met.

2011 ANNUAL MEETING OF STOCKHOLDERS

The Company expects that the 2011 Annual Meeting of Stockholders will be held in July 2011, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Tampa, Florida and, in accordance with Rule 14a-8 under the Exchange Act, the Company must receive the proposal on or before January 28, 2011, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

The Company’s stockholders are advised that currently there is no deadline for providing the Company timely notice of any stockholder proposal to be submitted at the Company’s 2011 Annual Meeting of Stockholders that is not sought to be included in the Company’s proxy statement in accordance with Rule 14a-8 under the Exchange Act. However, Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter 45 days before the date corresponding to the date the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders. Accordingly, for the Company’s 2011 Annual Meeting of Stockholders, if stockholders do not submit written notice to the Company’s Corporate Secretary, on or before April 13, 2011, the Company may exercise discretionary voting authority under the proxies it solicits in accordance with its best judgment on any stockholder proposal presented at such meeting.

You are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/s/ Carole R. Wright
Carole R. Wright
Corporate Secretary

Tampa, Florida

May 28, 2010

Exhibit A

UTEK CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

1. Purpose of Plan

The purpose of this Plan is to enable UTEK CORPORATION (the “Company”) and its Subsidiaries to compete successfully in attracting, motivating and retaining Employees with outstanding abilities by making it possible for them to purchase Shares on terms that will give them a direct and continuing interest in the future success of the businesses of the Company and its Subsidiaries and encourage them to remain in the employ of the Company or one or more of its Subsidiaries. Each Option is intended to be an Incentive Stock Option, except to the extent that (a) any such Option would exceed the limitations set forth in Section 3.(c) hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2. Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the United States Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Committee described in Section 9 hereof.

(d) Intentionally omitted.

(e) “Employee” means a person who is regularly employed on a salary basis by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or a Subsidiary.

(f) “Fair Market Value” means, with respect to a Share, if the Shares are then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers’ Automated Quotation System (including The Nasdaq Small Cap Market), the closing market price of a Share on such exchange or quotation system on the date of grant of an Option, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option, then such closing market price on the date of such event. If the Shares are not traded on a registered securities exchange or quoted in such a quotation system, the Committee shall determine the Fair Market Value of a Share consistent with regulations regarding options not subject to Code section 409A.

(g) “Incentive Stock Option” means an option granted under this Plan and which is an incentive stock option within the meaning of section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

(h) “Option” means an option granted under this Plan, whether or not such option is an Incentive Stock Option.

(i) “Optionee” means any person who has been granted an Option which Option has not expired or been fully exercised or surrendered.

(j) “Plan” means the Company’s Employee Stock Option Plan.

(k) “Rule 16b-3” means Rule 16b-3 promulgated pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule.

(l) “Share” means one share of voting common stock, par value $.01 per share, of the Company, and such other stock or securities that may be substituted therefore pursuant to Section 6 hereof.

(m) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. For Incentive Stock Options, the term shall have the meaning set forth in Section 424(f) of the Code.

3. Limits on Options

(a) The total number of Shares with respect to which Options may be granted under the Plan shall not exceed in the aggregate 2,811,274 Shares (which includes all Shares with respect to which Options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan), subject to adjustment as provided in Section 6 hereof. If any Option expires, terminates or is terminated for any reason prior to its exercise in full, the Shares that were subject to the unexercised portion of such Option shall be available for future grants under the Plan.

(b) No Incentive Stock Option shall be granted to any Employee who at the time such option is granted, owns capital stock of the Company possessing more than 10% of the total combined voting power or value of all classes of capital stock of the Company or any Subsidiary, determined in accordance with the provisions of Section 422(b)(6) and 424(d) of the Code, unless the option price at the time such Incentive Stock Option is granted is at least 110 percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option and such Incentive Stock Option is not exercisable by its terms after the expiration of five (5) years from the date of grant.

(c) An Incentive Stock Option shall be granted hereunder only to the extent that the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which such Incentive Stock Option and any other “incentive stock option” (within the meaning of Section 422 of the Code) are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Incentive Stock Options and any such other “incentive stock options” into account in the order in which such Incentive Stock Options and any such other “incentive stock options” were granted.

(d) No Optionee shall, in any calendar year, be granted Options to purchase more than 100,000 Shares. Options granted to the Optionee and cancelled during the same calendar year shall be counted against such maximum number of Shares. In the event that the number of Options which may be granted is adjusted as provided in the Plan, the above limit shall automatically be adjusted in the same ratio.

4. Granting of Options

The Committee is authorized to grant Options to selected Employees pursuant to the Plan. Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Employees to whom Options will be awarded under the Plan, to determine the number of Shares to be included in such Options, and to determine such other terms and conditions of Options, including terms and conditions which may be necessary to qualify Incentive Stock Options as “incentive stock options” under Section 422 of the Code. The date on which the Committee approves the grant of an Option shall be considered the date on which such Option is granted, unless the Committee provides for a specific date of grant which is subsequent to the date of such approval.

5. Terms of Stock Options

Subject to Section 3 hereof, the terms of Options granted under this Plan shall be as follows:

(a) The exercise price of each Share subject to an Option shall be fixed by the Committee. Notwithstanding the prior sentence, the option exercise price of an Incentive Stock Option shall be fixed by the Committee but shall in no event be less than 100% of the Fair Market Value of the Shares subject to such Option.

(b) Options shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution except that the Optionee may, with the consent of the Committee, transfer without consideration Options that do not constitute Incentive Stock Options to the Optionee’s spouse, children or grandchildren (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

(c) Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall not be more than ten (10) years) after the date on which it was granted as shall be fixed by the Committee, subject in all cases to earlier expiration as provided in subsections (d) and (e) of this Section 5.

(d) During the life of an Optionee, an Option shall be exercisable only by such Optionee (or Optionee’s permitted assignee in the case of Options that do not constitute Incentive Stock Options) and only prior to the end of one (1) month after the termination of the Optionee’s employment with the Company or a Subsidiary, other than by reason of the Optionee’s death, permanent disability or retirement with the consent of the Company or a Subsidiary as provided in subsection (e) of this Section 5, but only if and to the extent the Option was exercisable immediately prior to such termination, and subject to the provisions of subsection (c) of this Section 5. If the Optionee’s employment is terminated for cause, or the Optionee terminates his employment with the Company, all Options granted to date by the Company to the Optionee (including any Options that have become exercisable) shall terminate immediately on the date of termination of employment. Cause shall have the meaning set forth in any employment agreement then in effect between the Optionee and the Company or any of its Subsidiaries, or if the Optionee does not have any employment agreement, cause shall mean (i) if the Optionee engages in conduct which has caused, or is reasonably likely to cause, demonstrable and serious injury to the Company, or (ii) if the Optionee is convicted of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, which, in the opinion of the Board, substantially impairs the Optionee’s ability to perform his or her duties to the Company.

(e) If an Optionee: (i) dies while employed by the Company or a Subsidiary or within the period when an Option could have otherwise been exercised by the Optionee; (ii) terminates employment with, or has his employment terminated by, the Company or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee; or (iii) terminates employment with the Company or a Subsidiary as a result of such Optionee’s retirement, provided that the Company or such Subsidiary has consented in writing to such Optionee’s retirement, then, in each such case, such Optionee, or the duly authorized representatives of such Optionee (or Optionee’s permitted assignee in the case of Options that do not constitute Incentive Stock Options), shall have the right, at any time within three (3) months after the death, disability or retirement of the Optionee, as the case may be, and prior to the termination of the Option pursuant to subsection (c) of this Section 5, to exercise any Option to the extent such Option was exercisable by the Optionee immediately prior to such Optionee’s death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

(f) Subject to the foregoing terms and to such additional terms regarding the exercise of an Option as the Committee may fix at the time of grant, an Option may be exercised in whole at one time or in part from time to time.

(g) Options granted pursuant to the Plan shall be evidenced by an agreement in writing setting forth the material terms and conditions of the grant, including, but not limited to, the number of Shares subject to options. Option agreements covering Options need not contain similar provisions; provided, however, that all such option agreements shall comply with the terms of the Plan.

(h) The Committee is authorized to modify, amend or waive any conditions or other restrictions with respect to Options, including conditions regarding the exercise of Options.

6. Effect of Changes in Capitalization

(a) If the number of outstanding Shares is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected, in each case without receipt of consideration by the Company, a proportionate and appropriate adjustment shall be made by the Committee in (i) the aggregate number of Shares subject to the Plan, (ii) the maximum number of Shares for which Options may be granted to any Employee during any calendar year, and (iii) the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate option price payable with respect to Shares subject to the unexercised portion of the Options outstanding but shall include a corresponding proportionate adjustment in the option price per Share.

(b) Subject to Section 6.(c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities, any Option theretofore granted shall pertain to and apply to the securities to which a holder of the number of Shares subject to such Option would have been entitled immediately following such reorganization, merger, share exchange or consolidation, with a corresponding proportionate adjustment of the option price per Share so that the aggregate option price thereafter shall be the same as the aggregate option price of the Shares remaining subject to the Option immediately prior to such reorganization, merger, share exchange or consolidation.

(c) In the event of: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer (other than as a security for obligations of the Company or any Subsidiary) of substantially all of the assets of the Company; or (iv) the acquisition of more than twenty percent (20%) of the outstanding Shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, if such acquisition is not preceded by a prior expression of approval by the Board, then, in each such case, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of Shares subject to such Option and the option price, regardless of any provision contained in the Plan or any stock option agreement with respect thereto limiting the exercisability of the Option for any length of time. Notwithstanding the foregoing, if a successor corporation or other entity as contemplated in clause (i) or (iii) of the preceding sentence agrees to assume the outstanding Options or to substitute substantially equivalent options, then the outstanding Options issued hereunder shall not be immediately exercisable, but shall remain exercisable in accordance with the terms of the Plan and the applicable stock option agreements.

(d) Adjustments under this Section 6 relating to Shares or securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. Options subject to grant or previously granted under the Plan at the time of any event described in this Section 6 shall be subject to only such adjustments as shall be necessary to maintain the proportionate interest of the options and preserve, without exceeding, the value of such options. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding upward to the nearest whole Share or unit.

(e) The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

7. Delivery and Payment for Shares; Replacement Options

(a) No Shares shall be delivered upon the exercise of an Option until the option price for the Shares acquired has been paid in full. No Shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee and adequate provision has been made by the Optionee for satisfying any applicable federal, state or local income or other taxes incurred by reason of the exercise of the Option. Any Shares issued by the Company to an Optionee upon exercise of an Option may be made only in strict compliance with and in accordance with applicable state and federal securities laws.

(b) Payment of the option price for the Shares purchased pursuant to the exercise of an Option and of any applicable withholding taxes shall be made, as determined by the Committee and set forth in the option agreement pertaining to such Option: (i) in cash or by check payable to the order of the Company; (ii) through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the option price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (a) and (b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an Option such limitations or prohibitions on the use of Shares to exercise Options as it deems appropriate. The Committee also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Optionee, Shares may be issued directly to the Optionee’s broker upon receipt of the option price in cash from the broker.

(c) To the extent that the payment of the exercise price for the Shares purchased pursuant to the exercise of an Option is made with Shares as provided in Section 7.(b) hereof, then, at the discretion of the Committee, the Optionee may be granted a replacement Option under the Plan to purchase a number of Shares equal to the number of Shares tendered as permitted in Section 7.(b) hereof, with an exercise price per Share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

8. No Continuation of Employment and Disclaimer of Rights

No provision in the Plan or in any Option granted or option agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain a director or in the employ of either the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Optionee or beneficiary under the terms of the Plan. An Optionee shall have none of the rights of a shareholder of the Company until and to the extent all or some of the Shares covered by an Option are fully paid and issued to such Optionee.

9. Administration

(a) Subject to the provisions of subsection (b) of this Section 9, the Plan shall be administered by the Committee which shall interpret the Plan and make all other determinations necessary or advisable for its administration, including such rules and regulations and procedures as it deems appropriate. The Committee shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a “non-employee director” as defined in Rule 16b-3 and as an “outside director” as defined in Section 162(m) of the Code and regulations thereunder. Subject to the provisions of subsection (b) of this Section 9, in the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure hereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company’s shareholders.

(b) Notwithstanding any provision of the Plan to the contrary, any determination or interpretation to be made by the Committee with regard to any question arising under the Plan or any option agreement entered into hereunder may be made by the Board (excluding any Optionee whose Options or the grant to whom is at issue) and shall be final and binding upon all persons in interest, including the Company, the Optionee and the Company’s shareholders.

(c) No member of the Committee or the Board shall be liable for any action taken or decision made, or any failure to take any action, in good faith with respect to the Plan or any Option granted or option agreement entered into hereunder.

10. No Obligation to Reserve or Retain Shares

The Board adopted a resolution initially reserving authorized but unissued Shares for the Plan. The Company will be under no further obligation to reserve, or to retain in its treasury, any particular number of Shares in connection with its obligations hereunder.

11. Amendment of Plan

The Board, without further action by the shareholders, may amend this Plan from time to time as it deems desirable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for purpose of the Code; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

12. Termination of Plan

This Plan shall terminate when all Shares reserved for issuance hereunder have been issued upon the exercise of Options, or by action of the Board pursuant to this paragraph, whichever shall first occur.

13. Effective Date

The Plan shall become effective upon the latest to occur of (1) adoption by the Board and (2) approval of this Plan by the shareholders of the Company. The Plan initially became effective on July 12, 1999 and was amended and restated on June 25, 2004, June 16, 2005, June 26, 2008 and again on July 16, 2009. Shareholders will be asked to approve this amended and restated version of the Plan, at the Company’s Annual Meeting of Stockholders on July 8, 2010.

Exhibit B

UTEK CORPORATION

RESTRICTED STOCK PLAN

UTEK Corporation hereby adopts this UTEK Corporation Restricted Stock Plan, effective as of July —, 2010, with the following terms and conditions:

1.	Purpose.

The purpose of this UTEK Corporation Restricted Stock Plan is to provide members of the Board, executive officers, key employees, consultants and advisors of the Company with additional incentives to continue their relationship with the Company, and to more closely align their interests with the interests of the Company’s stockholders by providing such individuals with awards consisting of shares of the Company’s common stock contingent on their (i) long-term continued employment or relationship with the Company or (ii) the achievement of one or more performance goals.

This Plan shall be in effect on July —, 2010, and the Board may grant awards at any time on or after July —, 2010 provided that the Plan has been approved by the Company’s stockholders in accordance with the requirements of any national securities exchange on which the Company’s common stock is listed.

2.	Eligibility.

Members of the Board, executive officers, key employees, consultants and advisors of the Company will be eligible to participate in this Plan only if they are expressly designated as eligible by the Board of Directors; provided, however, that consultants and advisors are only eligible to participate in the Plan if: (i) the consultant or advisor renders bona fide services to the Company or any subsidiary of the Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person. Individuals can be added as Participants to the Plan at any time, as determined by the Board.

3.	Definitions

Unless otherwise required by the context:

A.	“Board” shall mean the Board of Directors of the Company.

B.	“Code” shall mean the Internal Revenue Code of 1986, as amended.

C.	“Common Stock” shall mean the common stock, $0.01 par value, of the Company.

D.	“Company” shall mean UTEK Corporation, a Delaware corporation.

E.	“Participant” shall mean members of the Board of Directors, executive officers, key employees, consultants and advisors of the Company to whom a Restricted Stock award has been granted under the Plan.

F.	“Plan” shall mean this UTEK Corporation Restricted Stock Plan.

G.	“Restricted Stock” shall mean shares of the Company’s Common Stock awarded to a Participant under the terms of this Plan.

4.	Eligibility for Grants

The Board may grant Restricted Stock awards to members of the Board of Directors, executive officers, key employees, consultants and advisors of the Company. Restricted Stock may be awarded by the Board at any time and from time to time to new Participants, or to then Participants or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine to be desirable. Restricted Stock awards granted at different times need not contain similar provisions.

5.	Shares Available for Restricted Stock Awards.

The maximum number of shares of Common Stock that may be issued to Participants as Restricted Stock awards under this Plan shall not exceed One Million Five Hundred Thousand (1,500,000) shares. If any Restricted Stock award is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such award shall again be available for issuance under the Plan.

6.	Restricted Stock Awards

The Restricted Stock awards the Board grants to Participants under this Plan shall comply with, and be subject to, the following terms and conditions:

A. Award Agreement. For each Restricted Stock award granted to a Participant under this Plan, the Company will prepare a Restricted Stock Agreement describing the terms and conditions on which the Restricted Stock is issued to the Participant, in the form approved by the Board, or such other form as the Board may approve from time to time.

B. Size of Awards. Except as provided in Section 5 above, the Board shall determine the number of shares of Restricted Stock granted to each Participant. Subject to Section 5, the Board shall have complete discretion as to the size of the awards, provided that the maximum number of shares of Restricted Stock that may be granted to a Participant during a single fiscal year shall not exceed 250,000 shares of Common Stock. The number of shares of Restricted Stock included in each award will be stated in the Participant’s Restricted Stock Agreement, as will the time (or times) at, or condition (or conditions) upon, which such shares will become vested.

C. Vesting of Awards. Except as provided in Section 5 above, the Board shall determine, in its discretion, the time (or times) at, or condition (or conditions) upon, which such Restricted Stock may be issued or become vested.

D. Continued Service. The Board may, in its discretion, condition any Restricted Stock granted under the Plan on the Participant’s agreement to remain in the employ of, or to render services to, the Company for a minimum period of time (specified in the Restricted Stock Agreement) from the date the Restricted Stock award is granted. No such agreement shall impose upon the Company, however, any obligation to retain the Participant as a director, executive officer, employee, consultant or advisor to the Company for any period of time.

E. Restrictive Covenants. The Board may in its discretion, require as a condition precedent to the issuance of any Restricted Stock to a Participant under this Plan, that the Participant agree to be bound by such covenants not to compete, not to solicit clients, employees or vendors of the Company, or similar restrictive covenants as the Board may determine, in its discretion, to be appropriate or desirable.

7.	Termination of Restricted Stock Awards

A Participant’s rights to shares of Common Stock awarded as Restricted Stock under this Plan shall, under all circumstances, be set forth in the Restricted Stock Agreement governing the award of such shares of Restricted Stock.

8.	Issuance of Shares

The shares of Common Stock which may be issued to Participants under this Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held by the Company as treasury stock.

The Board may condition delivery of the stock certificates for the shares of Common Stock issuable under this Plan upon the prior receipt from the Participant of a signed Restricted Stock Agreement, and any undertaking that the Board may determine to be necessary or desirable to ensure that the shares are being issued in compliance with all applicable federal and state securities laws.

9.	Withholding Taxes.

No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Restricted Stock award under the Plan, including by reason of an election filed by the Participant under Section 83(b) of the Code, such Participant shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Board, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company to issue shares or allow awards to vest under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Board may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

10.	Non-Assignability

Restricted Stock awards shall not be transferable other than by will or by the law of descent and distribution.

11.	Administration of the Plan.

This Plan will be administered by the Board. Notwithstanding the preceding sentence, the Board may delegate its authority to administer the Plan to a committee consisting of two or more persons chosen by the Board. The Board shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Board may prescribe, amend and rescind rules and regulations relating to this Plan and make all other determinations necessary for its administration. The decision of the Board on any interpretation of this Plan or administration hereof shall be final and binding with respect to the Company.

No agent, employee or officer of the Company will be liable to any person for any action taken or matters to be taken in connection with the interpretations and administration of the Plan unless it is attributable to willful misconduct or lack of good faith.

12.	Miscellaneous.

A. Adjustments to Prevent Dilution. In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock theretofore granted under this Plan as Restricted Stock awards, and make any and all other adjustments deemed appropriate by the Board in such manner as the Board deems appropriate to prevent substantial dilution or enlargement of the rights granted to any Participant.

B. Non-Uniform Determination. Any determinations made by the Board under this Plan (including without limitation determinations of the persons eligible to receive Restricted Stock awards, the amount of such awards, and the terms and provisions of such awards) need not be uniform and may be made by the Board selectively among persons who receive, or are eligible to receive, Restricted Stock awards under this Plan, whether or not such persons are similarly situated.

C. No Continuing Right to Participate. A Participant shall not have any right to receive a Restricted Stock award for a fiscal year merely because he was granted a Restricted Stock award for any prior fiscal year. The right to participate in the Plan shall be subject to a new determination by the Board each fiscal year, and participation in the Plan during any one fiscal year shall not confer any rights with respect to any subsequent fiscal year.

D. Investment Representation. If the Board determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Board of Directors may demand that the Participant deliver to the Company at the time of issuance of any Restricted Stock award any written representation that the Board determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Board makes such a demand, delivery of a written representation satisfactory to the Board shall be a condition precedent to the right of the Participant to acquire shares of Common Stock.

E. No Right to Employment. Nothing in this Plan or in any Restricted Stock Agreement entered into pursuant to it shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

F. Effect on Other Compensation Plans. Any amounts paid to a Participant as a Restricted Stock award under this Plan shall not be included in the Participant’s compensation for purposes of determining his level of benefits under any retirement plan or other employee benefit plan of the Company.

G. Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his assigns, heirs, executors and administrators.

13.	Applicable Law.

This Plan shall be governed by the laws of the State of Florida, to the extent not preempted by federal laws.

14.	Amendment and Termination.

The Board may modify, revise or terminate this Plan at any time and from time to time, subject to applicable requirements in (a) the Company’s certificate of incorporation or by-laws and (b) applicable law and orders. The Board shall seek stockholder approval of any action modifying a provision of the Plan where it is determined that such stockholder approval is appropriate under the provisions of (a) applicable law or orders, or (b) the Company’s certificate of incorporation or by-laws. This Plan shall terminate when all shares of Common Stock reserved for issuance hereunder have been issued and the forfeiture restrictions on all Restricted Stock awards have lapsed, or by action of the Board pursuant to this paragraph, whichever shall first occur.

Adopted this              day of             , 2010.

UTEK CORPORATION

By:
Chief Financial Officer

UTEK CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas Schaedler and Keith A. Witter, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Garden Inn, 1700 E. 9th Avenue, Tampa, Florida 33605 on July 8, 2010 at 9:00 a.m., local time, and at all adjournments thereof, as indicated on this proxy.

FOR ALL EXCEPT
1.	FOR ☐	WITHHELD ALL ☐	NOMINEES CROSSED OUT ☐

To elect:

Doug Schaedler

Mark Berset

Kwabena Gyimah-Brempong

Henry Chesbrough

Holly Callen Hamilton

John Micek III

Charles Pope

Mark F. Radcliffe

Keith A. Witter

to serve as directors (except as marked to the contrary) for the Company for a one year term expiring in 2011 or until their successors are elected and qualified.

INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through his name on the list above.

2.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To ratify the selection of Pender Newkirk & Company LLP to serve as the registered independent public accounting firm for the Company for the year ending December 31, 2010.

3.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve an amendment to the Company’s Amended and Restated Employee Stock Option Plan to increase the number of shares authorized for issuance.

4.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve the adoption of the Company’s Restricted Stock Plan.

5.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To amend the Company’s Certificate of Incorporation to change the Company’s name to Innovaro, Inc.

6.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve any adjournment of the Annual Meeting of Stockholders, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there are not sufficient votes for these proposals.

If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the Meeting to another time and/or place for the purpose of soliciting additional proxies.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement.

Dated

Signature

Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.